Exhibit 2.1

                            ASSET PURCHASE AGREEMENT

                                  by and among

                              CONTANGO STEP, L.P.,

                           CONTANGO OIL & GAS COMPANY,

                       EDGE PETROLEUM EXPLORATION COMPANY

                                       and

                           EDGE PETROLEUM CORPORATION

                           Dated as of October 7, 2004

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (this "Agreement") dated as of October 7, 2004 (the "Execution Date") is entered into by and among Contango STEP, L.P., a Texas limited partnership (the "Seller") and an indirect wholly owned subsidiary of Contango Oil & Gas Company, a Delaware corporation (the "Parent"), and Edge Petroleum exploration COMPANY, a Delaware corporation (the "Buyer") and a direct wholly owned subsidiary of EDGE PETROLEUM CORPORATION ("Edge") (Seller, Parent, Buyer and Edge sometimes individually a "Party" and collectively the "Parties"). Capitalized terms used but not otherwise defined herein have the meanings given in Section 9.2.

                                    RECITALS

A. Parent is the sole shareholder of Contango Step I, Inc., a Delaware corporation (the "General Partner") and the sole general partner of Seller. Parent is also the sole shareholder of Contango Step II, Inc., a Delaware corporation (the "Limited Partner") and the sole limited partner of Seller.

B. Parent, as the ultimate corporate parent of Seller, and Edge, as the ultimate corporate parent of Buyer, are Parties to this Agreement to, among other things, make various of the representations and warranties set forth herein and for purposes of giving and receiving various of the indemnities set forth herein.

C. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of Seller's non-operating oil and gas interests and related assets identified in Section 1.1 and the attached Exhibit A and Exhibit B all on the terms and conditions set forth herein.

                             STATEMENT OF AGREEMENT

      NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I

                           PURCHASE AND SALE OF ASSETS

Section 1.1 Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 6.1) Seller agrees to sell, transfer and assign to Buyer, and Buyer shall purchase and receive, all of Seller's right, title and interest in and to the following (the "Assets"):

      (a) Leases. The oil and gas leases described in Exhibit A (each a "Lease" and sometimes, collectively, the "Leases");

      (b) Wells. All oil and/or gas wells, whether producing, operating, shut-in or temporarily abandoned, located on the lands covered by the Leases or pooled therewith, including, without limitation, those described in Exhibit B (each a "Well" and sometimes, collectively, the "Wells");

      (c) Equipment. All equipment, fixtures, machinery, tanks, pipelines, gathering lines, flow lines, saltwater and other disposal wells, and other appurtenances and all other personal property or fixtures that are located on the lands covered by the Leases or pooled therewith and used in connection with the ownership or operation thereof and the production of oil and/or gas therefrom (collectively, the "Equipment"); and

      (d) Contracts. All contracts, agreements, leases, rights-of-way, easements, servitudes, surface leases, title instruments and other similar rights, only to the extent attributable to and affecting, the Leases, Wells and Equipment, including all hydrocarbon sales, purchase, gathering, transportation, treating, storage, compression, marketing, exchange, processing and fractionating contracts or agreements, division orders and joint operating agreements (each a "Contract" and, collectively, the "Contracts").

      (e) Seismic and Other Data. To the extent assignable without payment of fees or charges, any seismic data (and proceeds from the sale thereof), together with any related data, studies, compilations, reserve reports, engineering data or other information, covering the Leases or surrounding lands, other than the Excluded Seismic Rights (as defined in Section 1.2).

      Section 1.2 Excluded Assets. The Assets do not include, and Seller shall not sell, transfer or assign to Buyer, and Buyer shall not acquire, or make any payments or otherwise discharge any liability or obligation of Seller relating to, any of the following (the "Excluded Assets"):

      (a) accounts receivable relating to any operation or ownership of the Assets for periods prior to the Effective Time (as defined in Section 6.2);

      (b) fifty percent (50%) of Seller's right to receive proceeds from the sale of seismic data covering the Borregos Lease or surrounding lands, if and to the extent a sale of such seismic data is consummated prior to Closing (the "Excluded Seismic Rights");

      (c) oil and liquid hydrocarbon inventories in tanks above the pipeline connections as of the Effective Time; and

      (d) gas produced through designated sales meters prior to the Effective Time.

      Section 1.3 Purchase Price. As consideration for the sale of the Assets, the aggregate purchase price to be paid by Buyer to Seller shall be Fifty Million and No/100 Dollars ($50,000,000.00) (the "Purchase Price"), and subject to adjustment as set forth herein, payable by wire transfer of immediately available funds in accordance with the wire transfer instructions attached as Exhibit C.

      Section 1.4 Allocated Values. The Purchase Price shall be allocated to the Wells in accordance with the values set forth in Exhibit B attached hereto and made a part hereof, subject to reduction and increase of such values pursuant to
Article VII and Article VIII. Such values (singularly, the "Allocated Value," and collectively, the "Allocated Values") shall be binding for purposes of adjusting the Purchase Price pursuant to Article VII and Article VIII.

      Section 1.5 Adjustments to Purchase Price. Notice of any adjustments to the Purchase Price otherwise payable at Closing shall be delivered, as between the Parties, no later than two Business Days prior to the Closing in order to be considered at the Closing. The Purchase Price shall be adjusted as follows:

      (a)   The Purchase Price shall be increased by the following:

            (1) an amount equal to any ad valorem, property, production, excise, severance and similar taxes and assessments based upon or measured by the ownership of the Assets paid by or on behalf of Seller that are attributable to periods of time from and after the Effective Time, which amounts shall, to the extent not actually assessed, be computed based on such taxes and assessments for the preceding tax year (such amount to be prorated for the period of Seller's and Buyer's ownership before and from and after the Effective Time);

            (2)   an amount equal to any Texas  Severance Tax Incentive  rebates
                  attributable   to  the  Assets,   paid  to  Buyer,   that  are
                  attributable to periods of time prior to the Effective Time;

            (3) an amount equal to any expenses attributable to the Assets that are paid by or on behalf of Seller that are, in accordance with GAAP (as defined in Section 9.2), attributable to the periods from and after the Effective Time; and

            (4)   the value of any additional  interests  identified pursuant to
                  Section 7.16.

      (b)   The Purchase Price shall be reduced by the following:

            (1) the amount of any proceeds received by Seller attributable to the Assets that are, in accordance with GAAP, attributable to the periods of time from and after the Effective Time;

            (2) an amount equal to any ad valorem, property, production, excise, severance and similar taxes and assessments based upon or measured by the ownership of the Assets unpaid by or on behalf of Seller that are attributable to periods of time prior to the Effective Time, which amounts shall, to the extent not actually assessed, be computed based on such taxes and assessments for the preceding tax year (such amount to be prorated for the period of Seller's and Buyer's ownership before and after the Effective Time);

            (3) an amount equal to any Texas Severance Tax Incentive rebates attributable to the Assets, paid to Seller, that are attributable to periods of time from and after the Effective Time;

            (4) an amount equal to any and all expenses attributable to the Assets that are paid by or on behalf of Buyer that are, in accordance with GAAP, attributable to any periods prior to the Effective Time; and

            (5) the value of any Title Defects (as defined in Section 7.7) or Environmental Defects (as defined in Section 8.2) identified pursuant to and subject to the limitations described in
                  Article VII and Article VIII.

      Section 1.6 Termination for Reduction. If net adjustments to the Purchase Price pursuant to Article VII and Article VIII exceed ten percent (10%) of the original unadjusted Purchase Price, either Seller or Buyer may terminate this Agreement by giving written notice to the other Party no later than three
(3)Business Days prior to the Closing Date.

      Section 1.7 Assumption of Liabilities. As additional consideration for the sale of the Assets, if the Closing occurs, Buyer shall assume Seller's proportionate share of the following obligations and liabilities ("Assumed Liabilities"):

      (a) all obligations and liabilities relating to the ownership or use of the Assets that arise and are attributable to occurrences from and after the Effective Time (except for (1) any liability or obligation that arises under contracts or agreements, or that arises from or is the subject of a breach by Seller of any of its covenants, representations or warranties hereunder, none of which shall be Assumed Liabilities; and (2) any payment obligation associated with an agreement for the supply of materials, goods or services, which shall be an Assumed Liability only to the extent that such materials, goods or services with respect to which such payment is due is received by Buyer and relates to operation of the Assets from and after the Effective Time);

      (b) all obligations and liabilities relating to the ownership or use of the Assets that arise from and after the Effective Time, for site reclamation and plugging and abandonment of all Wells. Buyer recognizes and specifically assumes the obligation to properly plug and abandon all Wells and remove all personal property associated with the Assets when appropriate;

      (c) all obligations and liabilities (including, without limitation, all liabilities and obligations under present and future federal, state and local laws relating to the protection of health or the environment) in respect of the condition of the Assets as of the Closing relating to such Assets, other than any condition that is the subject of a breach by Seller or Parent of any of their representations and warranties under this Agreement;

      (d)   any Assumed Title Liabilities (as defined in Section 7.10); and

      (e)   any Assumed Environmental Liabilities (as defined in Section 8.2).

                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF SELLER and Parent

      Each of Seller and Parent hereby represents, warrants and covenants to and with Buyer that:

      Section 2.1 Organization and Good Standing. Each of Parent, General Partner and Limited Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent is the sole stockholder of each of General Partner and Limited Partner. General Partner and Limited Partner are the only partners of Seller. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas. Seller does not have any subsidiaries. Each of Seller and Parent has the power and authority to own its properties and to carry on its business as now conducted.

      Section 2.2 Authorization. This Agreement constitutes the legal, valid and binding obligation of Seller and Parent, enforceable against Seller and Parent in accordance with its terms. Subject to Parent's obtaining the approval described in Section 6.3(b), each of Seller and Parent has the requisite power and authority, to execute, deliver and perform its obligations under this Agreement, and the execution, delivery and performance by Seller and Parent of this Agreement has been duly authorized by all necessary partnership action of Seller and corporation action of General Partner and Parent, respectively, and no other act or proceeding on the part of Seller, General Partner or Parent is necessary to authorize the execution, delivery or performance by Seller of this Agreement.

      Section 2.3 Purchased Assets; Defensible Title. Subject to Section 7.10, Seller owns Defensible Title (as defined in Section 7.2) to the Leases and Wells. Notwithstanding anything to the contrary contained herein, after Closing, Seller's only warranty of title to the Assets shall be that special warranty provided in Section 2 of that Assignment and Bill of Sale in the form set forth in Exhibit D.

      Section 2.4  Consents and  Approvals.  Except (a) as set forth in Schedule
2.4 and (b) as would not be reasonably expected to have a Material Adverse Effect, no consent, approval or authorization of, or declaration, filing or registration with, any Person is required under any Contract in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Seller and Parent will use reasonable efforts to obtain all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Person required to be made or obtained by Seller, General Partner or Parent in connection with the authorization, execution, delivery and performance by Seller, General Partner or Parent of this Agreement and the transactions contemplated hereby, subject to the limitations with respect to consents to assign and preferential rights to purchase set forth in Section 7.17.

      Section 2.5 No Conflict or Violation. The execution, delivery and performance by Seller and Parent of this Agreement and the consummation of the transactions contemplated herein, will not:

      (a) result in the breach of any of the terms or conditions of, or constitute a default under, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, contract, agreement, license or other instrument or obligation of any kind or nature by which Seller may be bound or affected; (b) violate any law, order, writ, injunction, rule, regulation, statute or decree of any Governmental Authority (as defined in Section 9.2);

      (c) result in the creation or imposition of any liens, mortgages, charges, security interests, pledges or other encumbrances or adverse claims ("Liens") upon any of the Assets;

      (d) except as set forth in Schedule 2.4, trigger (i) the rights of any third party that would have any Material Adverse Effect on the Assets (other than consents to assign and preferential rights to purchase covered by Section 7.17) or (ii) any requirement for the issuance of additional shares of Seller or Parent; or

      (e) violate any provision of the organizational documents of Seller or Parent.

      Section 2.6 Litigation. To Seller's and Parent's Knowledge, there are no, and neither Seller nor Parent have received written notice of any, claims, counterclaims, actions, suits, orders, proceedings (arbitration or otherwise) or investigations pending or threatened against or involving Seller or the Assets, or relating to the transactions contemplated hereby, at law or in equity in any court or agency, or before or by any Governmental Authority or arbitral tribunal that, if granted, could be reasonably expected to have a Material Adverse Affect.

      Section 2.7 No Brokers or Finders. Seller has not retained any broker or finder, made any statement or representation to any Person which would entitle such Person to, or agreed to pay, any broker's, finder's or similar fees or commissions in connection with the transactions contemplated by this Agreement.

      Section 2.8 Contracts; Leases. To Seller's and Parent's Knowledge,

      (a) Seller is not in, and has not received written notice of any, default under any order, judgment, contract, lease, license or instrument, which default or potential default might reasonably be expected to have a Material Adverse Effect;

      (b) with respect to the Contracts and Leases, Seller is not in, and has not received written notice of any, material default or breach and no event has occurred which, with the giving of notice or the passage of time or both, would constitute a material default or breach by Seller under any of the Contracts or Leases;

      (c) with respect to any Contracts and Leases which may not be assigned to Buyer without the consent, approval, notification or waiver of any Person, Seller shall use reasonable commercial efforts to obtain such consent, approval or waiver, or give such notice, as soon as practicable following the Execution Date, but in any event no later than the Closing Date; and

      (d) with respect to any Contracts and Leases which, are subject to a preferential rights to purchase provisions, Seller shall use reasonable commercial efforts to obtain any consents, approvals and waivers of the preferential right to purchase provisions as soon as practicable following the Execution Date.

      Section 2.9 Environmental Matters. There are no notices, claims, suits, actions or proceedings (including government investigations and audits) now pending or threatened against Seller relating to Environmental Defects with respect to any of the Assets, and, to Seller's and Parent's Knowledge, there is no reasonable basis for believing that any such claims for Environmental Defects may be asserted against Seller with respect to the Assets.

      Section 2.10 Compliance with Laws; Licenses and Permits. To Seller's and Parent's Knowledge, Seller's business has been conducted in material compliance with, all applicable laws, rules, regulations, permits and orders of Governmental Authorities having jurisdiction over the Assets, and no investigation or review by any Governmental Authority with respect to the Seller is pending or threatened.

      Section 2.11 Oil and Gas Agreements. To the Knowledge of Seller and Parent, and except as would not have a Material Adverse Effect, all Leases and other Contracts relating to the Assets pursuant to which the Seller has ownership rights are in good standing, valid and effective, and all royalties, rentals and other payments and expenses due by Seller or its

Affiliates to any lessor of any such Leases have been timely and properly paid for all periods prior to the Effective Time.

      Section 2.12 Gas Balancing; Forward Sales; Calls on Production. To Seller's and Parent's Knowledge, except as disclosed in Schedule 2.12,

      (a) neither Seller nor its Affiliates have any gas, pipeline or other production imbalances with any Person related to the interest of the Seller in the Wells and Leases;

      (b) Seller has made no so-called "forward sales" of oil or gas production from the Wells or Leases for which it is obligated to deliver hydrocarbons without then or within sixty (60) days after such sale is made receiving the contract price applicable to deliveries at the time of such sales; and

      (c) there are no calls or hedges on production or preferential rights to purchase production from any of the Wells or Leases at a price below market price.

      Section 2.13 Payout Balances and Back-In Interests. To the extent there are any "Payout Balances" (as defined below) with respect to any Well such that, effective upon payout, Seller's ownership interest in that Well and any related Lease will change, Schedule 2.13 sets forth, as of the date set forth for each Well therein, the Payout Balances for each of the Wells and the changes in Seller's interest. Furthermore, other than as provided in Schedule 2.13, no third party has any back-in interests affecting Seller's right, title and interest in the Leases. "Payout Balances" means the status, as of the date of the Seller's calculations, of the recovery of the applicable amount, as specified in the contract relating to a Well, out of the revenue from such Well, where the net revenue interest and/or working interest of the Seller therein will be reduced or increased when such amount has been recovered.

      Section 2.14  Transactions  with Related  Parties.  Except as set forth in
Schedule 2.14, during the period beginning with the Effective Time, no Affiliate of Seller or its subsidiaries, or any officer, director or key employee of Seller or any of its subsidiaries, or any officer or director of any direct or indirect owner of Seller or its subsidiaries, or any spouse, child, relative, grantor, trustee or beneficiary of any of such Persons or any other Affiliate of any such Persons (collectively, "Related Parties") has, directly or indirectly, purchased, leased or otherwise acquired any of the Assets or obtained any services from, or sold, leased or otherwise disposed of any of the Assets or furnished any services to, or purchased, sold, transferred, or held any direct or indirect interest in any of the Assets, or otherwise dealt with (except with respect to remuneration for services rendered as an officer, director or employee of Seller and its subsidiaries), in the ordinary course of business or otherwise, Seller or its subsidiaries in connection with any of the Assets. Seller and its subsidiaries do not owe any amount to, or have any contract with or commitment to, any Related Parties in respect of the Assets (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business not in excess of Twenty-Five Thousand and No/100

Dollars ($25,000.00) in the aggregate), and none of such Persons owe any amount to Seller or any of its subsidiaries in respect of the Assets.

      Section 2.15 Non-Operator. Seller, with respect to all of the Leases, Wells and other Assets, is a non-operator and has limited consent and control in operational expenditures and activities, limited Knowledge of the condition of the Assets and access to the lands covered by the Leases or upon which the Wells are situated, and limited Knowledge of the Contracts affecting the Leases, Wells and sale of production therefrom. None of Seller's employees are employees engaged in any operational expenditures or activities or supervision of conditions with respect to the Leases, Wells and other Assets.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF BUYER and edge

      Each of Buyer and Edge hereby represents, warrants and covenants to Seller and Parent that:

      Section 3.1 Corporate Organization. Each of Buyer and Edge is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now conducted.

      Section 3.2 Authorization. This Agreement constitutes the legal, valid and binding obligation of Buyer and Edge, enforceable against Buyer and Edge in accordance with its terms. The execution and delivery of this Agreement, the performance by each of Buyer and Edge of its obligations hereunder and the consummation by each of Buyer and Edge of the transactions contemplated hereby have been duly authorized by all necessary action and no other act or proceeding on the part of either of Buyer or Edge is necessary. Each of Buyer and Edge has full power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder.

      Section 3.3 No Violation. The execution, delivery and performance by each of Buyer and Edge of this Agreement and the consummation of the transactions contemplated herein do not and will not: (a) result in the breach of any of the terms or conditions of, or constitute a default under, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, contract, agreement, license or other instrument or obligation of any kind or nature by which either of Buyer or Edge may be bound or affected; (b) violate any law, order, writ, injunction, rule, regulation, statute or decree of any Governmental Authority; or (c) violate any provision of the certificate of incorporation or bylaws of Buyer or Edge.

      Section 3.4 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any Person is required to be made or obtained by Buyer or Edge in connection with the execution and delivery of this Agreement by Buyer and Edge, the performance by Buyer or Edge of its obligations hereunder, and the consummation by it of the transactions contemplated hereby.

      Section 3.5 No Brokers or Finders. Buyer has not retained any broker or finder, made any statement or representation to any Person which would entitle such Person to, or agreed to pay, any broker's, finder's or similar fees or commissions in connection with transactions contemplated by this Agreement.

      Section 3.6 Knowledge of the Business; Investment Intent. Buyer is directly and actively engaged in the business of exploration for and production of oil and gas. Buyer is a sophisticated investor in oil and gas properties and has knowledge and expertise in financial and business matters relating to the evaluation and purchase of producing oil and gas properties. Buyer is acquiring the Assets to be conveyed herein for its own account and not for distribution in violation of any applicable securities laws. Buyer confirms that Seller and Parent have made available to Buyer and its representatives and agents the opportunity to ask questions of the officers and management employees of the Seller and Parent and to acquire such additional information about the Assets as Buyer has requested, and all such information has been received. Nothing in this
Section 3.6 shall affect the liability of Seller or Parent for a breach of the representations and warranties set forth in Article II.

                                   ARTICLE IV

              CERTAIN COVENANTS AND AGREEMENTS OF SELLER and Parent

      Seller covenants and agrees with Buyer as follows:

      Section 4.1 Operations Prior to Closing. Except as otherwise consented to in writing by Buyer or provided for in this Agreement, from the Execution Date to the Closing Date, Seller shall

      (a) pay or cause to be paid its proportionate share of all costs and expenses incurred in connection with operation of the Assets in the ordinary course of business;

      (b) notify Buyer of any capital expenditures and authorizations for expenditure ("AFE") in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) per activity net to Seller's interest conducted on the Assets and not agree to participate in any such activity without Buyer's prior written consent;

      (c) notify Buyer of any request for capital expenditures and AFEs for the drilling of any new Well on the lands covered by the Leases or pooled therewith and not agree to participate in such new Well without Buyer's prior written consent;

      (d) not abandon any part of the Assets except abandonments of non-producing wells in the ordinary course of business as
            recommended   by  the   operator   of  the  Wells  and  Leases  (the
            "Operator");

      (e) not convey or dispose of any of the Assets (other than dispositions and replacement of equipment undertaken by the Operator in the normal course of business or sales of oil, gas and other liquid products produced from the Assets in the ordinary course of business) affecting the Assets if the net expense to Seller's interest will be in excess of Fifty Thousand and No/100 Dollars ($50,000.00) or enter into any farm-out, farm-in or other similar contract;

      (f) not let lapse any of Seller's insurance now in force with respect to the Assets;

      (g) not encumber or mortgage the Assets or allow any lien or other encumbrance to become a burden on the Assets (except liens of contractors arising as a matter of law in the ordinary course of business for amounts not yet due); or

      (h) not materially modify or terminate any of the operating agreements or other significant contracts governing or pertaining to the Assets or any other relevant material agreements.

If Buyer fails to respond within a period of time reasonably requested by Seller (taking into account any time limitations imposed on Seller) following delivery by Seller of a request for approval or consent with respect to any such proposed action or expenditure, then Buyer shall be deemed to have agreed with Seller's election or other determination with respect thereto. Buyer shall not unreasonably withhold its approval or consent with respect to any such proposed action or expenditure.

      Section 4.2 Marketing. Unless Seller obtains the prior written consent of Buyer to act otherwise, prior to Closing Seller will not alter any existing marketing contracts or any Contracts currently in existence, or enter into any new marketing contracts or agreements providing for the sale of hydrocarbons from the Wells for a term in excess of thirty (30) days or which obligate Seller to deliver hydrocarbons after the Effective Time without then or within sixty
(60) days thereafter receiving the contract price applicable to deliveries at the time of such sales, or any other sales of hydrocarbons which are not in the ordinary course of business. Seller will not enter into any call, option to purchase or similar right to obtain production from the Wells and Leases other than rights contained in existing production sales contracts or rights exercisable at prices at or near the fair market price in the general area involved at the time sales occur.

      Section 4.3 Meetings of Stockholders.

      (a) Parent shall undertake reasonable efforts to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the adoption of this Agreement.

      (b) Prior to Closing, neither Parent, Seller nor any Affiliate of Seller shall pursue, solicit or seek to enter into any offer or opportunity, directly or indirectly,  for the sale, trade,  exchange,  joint venture,  lease, farmout  or  similar  transaction  of  the  Assets  to  any  Person, including without limitation, any sale, merger or business combination involving the stock of Seller (collectively, a "Takeover Proposal"). Parent, through its board of directors, shall recommend approval of this Agreement and the transactions contemplated hereby and use reasonable efforts to solicit approval by its stockholders in favor thereof (including, without limitation, the solicitation of proxies and the taking of all other action necessary or advisable to secure the vote of its stockholders required by applicable laws and the American Stock Exchange to obtain such approvals); provided, however, and notwithstanding the foregoing or any other provision of this Agreement to the contrary, that the Parent, Seller or any Affiliate of Seller may at any time prior to the date the condition set forth in Section 6.3(b) is satisfied (the "Cut-Off Date"), (a) in response to an unsolicited Takeover Proposal (i) furnish information with respect to the Assets and/or Seller and Parent to any Person pursuant to an executed, customary confidentiality and "standstill" agreement and (ii) participate in discussion or negotiations with any Person regarding such Takeover Proposal and
            (b) upon two (2) Business Days' prior written notice to Buyer (i) withdraw, modify or change any recommendation and declaration regarding such matters or (ii) recommend and declare advisable any proposal that is superior to the transaction contemplated by this Agreement (a "Seller Superior Proposal") if Parent's board of directors determines in good faith, after consultation with its outside legal counsel, the failure to so withdraw, modify or change its recommendation and declaration or to so recommend and declare advisable any Seller Superior Proposal could be reasonably likely to be inconsistent with its fiduciary obligations under == applicable law and (iii) in the event of a withdrawal, modification or change in recommendation or the determination to do so, discontinue the reasonable efforts referred to in this sentence. In the event of a recommendation and declaration pursuant to clause (ii) in the preceding sentence, Parent and Seller must have fully complied with the terms of this Agreement and have provided Buyer with at least three (3) Business Days' prior written notice of its intention to enter into such agreement, the identity of the other party thereto and the material terms and conditions of the agreement to be entered into with such person and during such period of three (3) Business Days, considered and caused its financial and legal advisors to consider, any written counteroffer from Buyer, and Parent's board of directors, must have determined in the good faith of its members and after consultation with its financial and legal advisors that the terms and conditions of such counteroffer are not at least as favorable to the stockholders of Parent from a financial point of view, as that proposal. Any withdrawal, modification or change in the recommendation or the determination to do so or discontinuance of reasonable efforts of any party in accordance with this

            Section 4.3 shall not constitute a breach of such party's representations, warranties, covenants or agreements contained in this Agreement. For purposes hereof, the Cut-Off Date means the date the condition set forth in Section 6.3(b) is satisfied.

      Section 4.4 Delivery of Financial Statements and Reserve Information.

      (a) To the extent requested by Buyer, Parent shall provide to Buyer as promptly as reasonably practical any financial statements, schedules or information (including without limitation access to the work papers of Parent's accountants related to the financial statements described in this Section 4.4) relating to the Assets that are required to be included in any registration statement filed or to be filed by Buyer or any of its affiliates under the Securities Act of 1933 and any additional financial or operating data relating to any of the financial statements, schedules or information referred to in this Section 4.4 or relating to any of the Assets.

      (b)   Seller  shall use  reasonable  efforts to cause to be  delivered  to
            Buyer "comfort letters" of Parent's accountants and Parent's independent reserve engineers dated as of the Effective Time and the closing dates and addressed to the underwriters in any offering of securities for which such comfort letters are required by underwriters with regard to certain financial information regarding the Assets or the reserves relating to the Assets as the case may be, in form reasonably satisfactory to Buyer and customary in scope and substance for "comfort" letters delivered by independent public accountants and reserve engineers in connection with registration statements similar to Edge's registration statement and to use reasonable efforts to cause Parent's accountant and Parent's reserve engineer to consent to inclusion of the information described in this Section 4.4 and to be named in Edge's filings with the SEC as is customary for such consents.

      (c)   Seller  shall  use  reasonable   efforts  to  provide  any  relevant
            historical accounting or financial information in Seller's possession, custody or control related to the Assets that Buyer may reasonably request.

      (d) Buyer shall bear all out-of-pocket costs paid to any third party for preparation of any of the items described in Section 4.4(a), Section 4.4(b) and Section 4.4(c) above.

      Section 4.5 Inspection. From the Execution Date until the Closing Date, each of Seller and Parent shall (and, in the case of access to the premises of the Leases, use reasonable efforts to cause Operator to) allow, at Buyer's sole risk, all designated officers, attorneys, accountants and other representatives of Buyer reasonable access, at all reasonable times during normal business hours, upon reasonable notice, to Seller's records and files relating to contracts and titles pertaining to the Assets (including without limitation any correspondence and joint venture audits related to the Assets) and to the premises of the Leases for inspection of the condition of the Assets; provided that no due diligence review pursuant to this Section 4.5 shall affect any representation or warranty, or disclaimer or limitation thereof, given by any Party hereunder, and provided further that notwithstanding the provisions of information or due diligence review by any Party, no Party shall be deemed to make any representation or warranty except as expressly set forth in this Agreement. Notwithstanding the foregoing, no Party shall be required to provide any information which it reasonably believes it may not provide to the other Party by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which it is required to keep confidential by reason of contract or agreement with third parties. The parties hereto shall make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Buyer agrees that it shall not, and shall cause its respective representatives not to, use any information obtained pursuant to this Section 4.5 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. All non-public information obtained pursuant to this Section 4.5 shall be governed by the Confidentiality Agreement between Buyer and Seller as defined in Section 9.10 below. All such information is made available to Buyer subject to the disclaimer set forth in Section 9.18.

                                   ARTICLE V

                                 INDEMNIFICATION

      Section 5.1 Indemnification by Seller and Parent. If the Closing occurs, each of Seller and Parent hereby agrees to indemnify, defend and save Buyer and its officers, directors, employees, agents and Affiliates (all or each, a "Buyer Indemnified Party") harmless from and against any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interest, fines, penalties, and damages (including reasonable fees and expenses of attorneys, accountants and other experts) (individually and collectively, the "Losses"), other than Assumed
Liabilities, suffered, sustained or incurred by any Buyer Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of:

      (a) any misrepresentation or breach of the representations or warranties of Seller and Parent contained in this Agreement or in any exhibit or schedule hereto;

      (b) the failure of Seller or Parent to perform any of its covenants or obligations contained in this Agreement or in any schedule or exhibit hereto;

      (c) the liabilities and obligations relating to or arising out of the ownership of the Assets and attributable to any act, omission, occurrence or event occurring prior to the Effective Time;

      (d)   any Title  Defects for which Seller  retains  liability  pursuant to
            Section 7.12(b) or Section 7.15(b);

      (e) any consents to assign for which Seller retains liability pursuant to Section 7.17(b)(i); and

      (f) any and all Losses arising directly or indirectly out of the Retained Remediation Obligations (as defined in Section 8.2).

      Section 5.2 Indemnification by Buyer. If the Closing occurs, each of Buyer and Edge agrees to indemnify, defend and save Seller and its Affiliates, and their respective officers, directors, employees and agents (each, a "Seller Indemnified Party") forever harmless from and against any and all Losses suffered, sustained or incurred by any Seller Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of:

      (a) any misrepresentation in or breach of the representations and warranties of Buyer and Edge contained in this Agreement or in any schedule or exhibit hereto;

      (b) the failure of Buyer or Edge to perform any of its covenants or obligations contained in this Agreement or in any exhibit or schedule hereto;

      (c) the liabilities and obligations relating to or arising out of ownership of the Assets and attributable to any act, omission, occurrence or event occurring after the Effective Time; and

      (d)   all Assumed Liabilities.

      Section 5.3 Indemnification Procedure. Any Person entitled to seek indemnification pursuant to this Article V shall promptly provide written notice of any claim to the Person from which it seeks indemnification within a reasonable period of time. The indemnifying Person, if such Person so elects, shall assume and control the defense thereof (and shall consult with the indemnified Person with respect thereto), including the employment of counsel reasonably satisfactory to the indemnified Person within ten (10) Business Days after receipt of the notice with respect thereto, and the payment of all necessary expenses; provided that as a condition precedent to the indemnifying Person's right to assume control of such defense, it must first enter into an agreement with the indemnified Person (in form and substance reasonably satisfactory to the indemnified Person) pursuant to which the indemnifying Person agrees to be fully responsible for all losses relating to such claim and unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such claim or the facts giving rise to such claim for indemnification; provided further that the indemnifying Person shall not have the right to assume control of such defense if the claim which the indemnifying Person seeks to assume control of (a) seeks non-monetary relief or (b) involves criminal or quasi-criminal allegations; and provided further that (i) the indemnifying Person shall not consent to the imposition of any injunction against the indemnified Person without the written consent of the indemnified Person, (ii) the indemnifying Person shall permit the indemnified Person to participate in such conduct or settlement through counsel chosen by the indemnified Person, but the fees and expenses of such counsel shall be borne by the indemnified Person (except as provided below), and (c) upon a final determination of such action, suit or proceeding, the indemnifying Person shall promptly reimburse to the full extent required under this Article V the indemnified Person for the full amount of any Loss resulting from such action, suit or proceeding and all reasonable and related expenses incurred by the indemnified Person, other than fees and expenses of counsel for the indemnified Person incurred after the assumption of the conduct and control of such action, suit or proceeding by the indemnifying Person (except as provided below). If the indemnifying Person is permitted to assume and control the defense and elects to do so, the indemnified Person shall have the right to employ counsel separate from counsel employed by the indemnifying Person in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the indemnified Person shall be at the expense of the indemnified Person unless (1) the employment thereof has been specifically authorized by the indemnifying Person in writing, (2) the indemnifying Person has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the indemnifying Person and the indemnified Person, (3) the indemnifying Person has failed to assume the defense and employ counsel; or (4) the indemnified Person has reasonably determined that an adverse outcome could have a material adverse effect on its business reputation or could reasonably be expected to have a material adverse precedential effect; in which case the fees and expenses of the indemnified Person's counsel shall be paid by the indemnifying Person. In the event the indemnifying Person fails to elect to defend such claim in accordance with the foregoing, then the indemnified Person may elect, but shall not be required, to defend against or settle such claim as it sees fit, provided that any settlement of such claim shall require the consent of the indemnifying Person, which consent shall not be unreasonably withheld.

      Section 5.4 Amount Limitations. Seller and Parent shall have no liability for indemnification with respect to any Losses under Section 5.1(a), Section 5.1(b) and Section 5.1(c) until the total of such Losses exceeds Five Hundred Thousand and No/100 Dollars ($500,000.00) and, notwithstanding anything in this Agreement to the contrary, the maximum aggregate liability of Seller and Parent for any such Losses shall not exceed Twenty-Five Million and No/100 Dollars ($25,000,000.00). The foregoing threshold and limitation shall not apply to any indemnification provided by Seller and Parent with respect to any claim under
Section 5.1(d), Section 5.1(e) and Section 5.1(f).

      Section 5.5 Time Limitation. Notwithstanding anything to the contrary contained in this Agreement, Seller and Parent shall have no liability for indemnification with respect to any Losses under Section 5.1(a), Section 5.1(b) and Section 5.1(c) unless on or before the date that is twelve (12) months after the Closing Date, Buyer notifies Seller and Parent of a claim specifying the factual basis of the applicable claim in reasonable detail to the extent then known by Buyer. The foregoing time limitation shall not apply to any indemnification provided by Seller and Parent with respect to any claim under
Section 5.1(d), Section 5.1(e) and Section 5.1(f).

      Section 5.6 Sole and Exclusive Remedy. After Closing, the indemnities provided in this Article V shall constitute the sole and exclusive remedies of the Parties for all Losses in connection with the types of matters covered by such indemnities.

      Section 5.7 Disclaimer. All of the indemnities under this Article V shall apply regardless of whether CAUSED BY, ARISING OUT OF OR

ATTRIBUTABLE TO, IN WHOLE OR IN PART, THE SOLE OR CONCURRENT NEGLIGENCE, FAULT OR STRICT LIABILITY OF the indemnified person or persons.

                                   ARTICLE VI

                                     CLOSING

      Section 6.1 Closing. The transactions that are the subject of this Agreement shall be consummated at a closing (the "Closing"), which shall be held at the offices of Seller in Houston, Texas on a date mutually agreeable to the Parties on or before December 31, 2004 or, if the SEC gives notice that it will review the proxy statement prepared by Parent for approval by its stockholders in connection with this transaction (the "Proxy Statement"), on or before the date that follows December 31, 2004 by a number of days equal to those elapsed between the date of the SEC's notice and the date of the SEC's approval of the Proxy Statement; provided, however, in no event shall the Closing occur on a date later than February 28, 2005 (the date upon which the Closing occurs being called the "Closing Date").

      Section 6.2 Effective Time. Ownership of the Assets shall be transferred from Seller to Buyer at the Closing, but effective as of 7:00 a.m. Central Time on July 1, 2004 (the "Effective Time").

      Section 6.3 Conditions Precedent to Closing. Closing shall not occur unless the following conditions precedent are met:

      (a) no Party exercises its right to terminate due to reductions in the Purchase Price pursuant to Section 1.6;

      (b) Parent has obtained by the Closing Date the consents and approvals of its stockholders at a special meeting of its stockholders called for that purpose, in the percentage required by Parent's certificate of incorporation or bylaws or by any law, order, writ, injunction, rule, regulation, statute or decree of any Governmental Authority or the American Stock Exchange, authorizing the transactions contemplated by this Agreement; provided, however, that this condition precedent shall not apply if Seller's counsel determines that such consent and approval are not required to be obtained;

      (c) Seller has obtained any required consents to assign applicable to, or no consents to assign are applicable to, Wells which, in the aggregate, have Allocated Values constituting at least eighty percent (80%) of the Purchase Price; provided, however, that this condition precedent shall not apply if Buyer and Seller agree to its waiver;

      (d) Seller has obtained waiver of, and no third party has exercised within any required time period, any preferential rights to purchase applicable to, or no preferential rights to purchase are applicable to, Wells which, in the aggregate, have Allocated Values constituting at least eighty percent

            (80%) of the Purchase Price; provided, however, that this condition precedent shall not apply if Buyer agrees to its waiver;

      (e) at any time after the Effective Time of this Agreement, there has not been any event or occurrence, or series of events or occurrences (specific to the Assets, and not including changes in the economy or fluctuations in the commodity markets or other events not uniquely affecting the Assets), that has had or is reasonably likely to have, individually or in the aggregate with all other events or occurrences since the Effective Time, a material adverse effect on any Asset which, in Buyer's judgment exercised in good faith, causes a reduction in value of any single Well or group of Wells in an amount in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00), and which Seller is unable or unwilling to replace, remediate or compensate Buyer for, and Seller has received a certificate of Buyer executed on its behalf by any of its executive officers, dated as of the Closing Date, certifying to such effect; provided, however, that this condition precedent shall not apply if Buyer agrees to its waiver;

      (f) Seller and Parent have performed their covenants and agreements contained in this Agreement that are required to be performed on or prior to the Closing Date, and the representations of Seller and Parent contained in this Agreement and in any document delivered in connection herewith are in all respects true and correct as of the Closing Date, and Buyer shall have received certificates of Seller and Parent executed on their behalf by any of their executive officers, dated as of the Closing Date, certifying to such effect; provided, however, that this condition precedent shall not apply if Buyer agrees to its waiver; and

      (g) Buyer and Edge have performed their covenants and agreements contained in this Agreement that are required to be performed on or prior to the Closing Date, and the representations of Buyer and Edge contained in this Agreement and in any document delivered in connection herewith are in all respects true and correct as of the Closing Date, and Seller shall have received certificates of Buyer and Edge executed on their behalf by any of their executive officers, dated as of the Closing Date, certifying to such effect; provided, however, that this condition precedent shall not apply if Seller agrees to its waiver.

      (h) Seller has provided or caused Operator to provide Buyer with access to the Lease premises in sufficient time to permit Buyer to obtain its Independent Phase I Environmental Review (as defined in Section 8.2) no later than five (5) days prior to the Objection Date (as defined in Section 7.9); provided, however, that this condition precedent shall not apply if Buyer agrees to its waiver.

      (i) Seller has provided Buyer with the description of the Borregos Lease in Exhibit A no later than five (5) days prior to the Objection Date; provided, however, that this condition precedent shall not apply if Buyer agrees to its waiver.

      Section 6.4 Deliveries by Seller. At the Closing, pursuant to this Agreement, Seller shall execute and deliver to Buyer, in form and substance reasonably satisfactory to Buyer:

      (a) an Assignment and Bill of Sale (substantially in the form of attached Exhibit D) transferring to Buyer the Assets;

      (b) a certificate, executed and delivered by the Secretary of the General Partner in form and substance reasonably satisfactory to Buyer and Edge, attesting and certifying as to:

            (1) the Certificate of Limited Partnership of Seller (as also certified as of a recent date by the Secretary of State of Texas);

            (2)   the Partnership Agreement of Seller;

            (3) resolutions of the (i) Parent and its Board of Directors (individually and in its capacity as the sole shareholder of General Partner) and (ii) General Partner and its Board of Directors (as the general partner of Seller), authorizing the transactions contemplated by this Agreement; and

            (4)   incumbency and specimen signatures;

      (c) a certificate, executed and delivered by the Secretary of Parent in form and substance reasonably satisfactory to Buyer and Edge, attesting and certifying as to:

            (1) the Certificate of Incorporation of Parent (as also certified as of a recent date by the Secretary of State of Delaware);

            (2)   the Bylaws of Parent;

            (3) resolutions of the Board of Directors and stockholders of Parent authorizing the transactions contemplated by this Agreement; and

            (4)   incumbency and specimen signatures;

      (d) any obtained written consents to assign or waivers of preferential rights to purchase, subject to Section 6.3(c), Section 6.3(d) and
            Section 7.17;

      (e) evidence satisfactory to Buyer and Edge that all liens, claims, pledges, security interests and other encumbrances on the Assets have been released, including, without limitation, UCC-3 termination statements;

      (f) certificates of good standing of Seller and Parent, issued not earlier than ten (10) days prior to the Closing Date by the Secretaries of State of Texas and Delaware, respectively;

      (g) clearance certificates or similar documents required by the Internal Revenue Service or Texas state taxing authority in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price;

      (h)   originals of all Seller's files and records relating to the Assets;

      (i) letters in lieu of transfer order, prepared by Buyer and approved by Seller, providing for the payment of all proceeds of production from the Wells on and after July 1, 2004 directly to Buyer; and

      (j)   such  other   documents  and  instruments  as  Buyer  and  Edge  may
            reasonably require in order to effectuate the transactions which are the subject of this Agreement.

      Section 6.5 Deliveries by Buyer. At the Closing, pursuant to this Agreement, Buyer shall deliver to Seller and Parent, in form and substance reasonably satisfactory to Seller and Parent:

      (a) a wire transfer of immediately available funds in an amount equal to the Purchase Price;

      (b) the properly executed and notarized Assignment and Bill of Sale described in Section 6.4(a);

      (c) certificates, executed and delivered by the Secretary of each of Buyer and Edge in form and substance reasonably satisfactory to Seller and Parent, attesting and certifying as to:

            (1) the Certificates of Incorporation of Buyer and Edge (as also certified as of a recent date by the Secretary of State of Delaware);

            (2)   the Bylaws of Buyer and Edge;

            (3) resolutions of the Board of Directors and stockholders of Buyer and Edge authorizing the transactions contemplated by this Agreement; and

            (4)   incumbency and specimen signatures;

      (d) certificates of good standing of Buyer and Edge, issued not earlier than ten (10) days prior to the Closing Date by the Secretary of State of Delaware; and

      (e) such other documents and instruments as Seller and Parent may reasonably require in order to effectuate the transactions which are the subject of this Agreement.

      Section 6.6 Further Assurances. From time to time after the Closing and without further consideration, the Parties shall execute such further documents and perform such further acts as may be necessary to transfer and convey the Assets to Buyer, on the terms contained herein, and to otherwise comply with the terms of this Agreement and consummate the transactions contemplated hereby.

      Section 6.7 Post-Closing Adjustments.

      (a) Initial Adjustment. Contemporaneous with the Closing, Seller and Buyer shall jointly prepare an accounting statement (the "Initial Post-Closing Statement") for the gross revenue, if any, received by Seller for hydrocarbons and liquid hydrocarbon inventory produced from the Assets from and after the Effective Time less reasonable and documented expenses incurred by the Seller for the period of time from and after the Effective Time and attributable to the operation of the Assets or sale of such hydrocarbons and liquid hydrocarbon inventory following the Effective Time up to a date that is as close to the Closing Date as is reasonably practicable (the last day of such period being known as the "Initial Post-Closing Date"). The Parties shall have thirty (30) days following completion of the Initial Post-Closing Statement to agree as to its accuracy. Following such agreement, Seller or Buyer, as the case may be, shall promptly pay to the other such sum as may be found due by wire transfer of immediately available funds to an account specified by the agreed recipient of such sum. In the event the Parties are unable to so agree, the Parties shall attempt to resolve any disagreement prior to the Final Post-Closing Date described in
            Section 6.7(b). In the event the Parties are unable to agree by the Final Post-Closing Date, they will follow the dispute resolution procedures described in Section 6.7(b).

      (b) Final Adjustment. Within ninety (90) days after the Closing Date, Seller and Buyer shall jointly prepare a final accounting statement (the "Final Post Closing Statement") for the gross revenue, if any, received by Seller for hydrocarbons and liquid hydrocarbon inventory produced from the Assets from and after the Initial Post-Closing Date less reasonable and documented expenses incurred by the Seller for the period of time from and after the Initial Post-Closing Date and attributable to the operation of the Assets or sale of such hydrocarbons and liquid hydrocarbon inventory following the Initial Post-Closing Date. The Parties shall have thirty (30) days following completion of the Final Post-Closing Statement to agree as to its accuracy (the last day of such period covered by such statement being known as the "Final Post-Closing Date"). In the event the Parties are unable to so agree, the Parties shall submit to binding arbitration to determine any such amount pursuant to
            Section 9.16. Following such agreement or binding arbitration decision, as the case may be, Seller or Buyer, as the case may be, shall promptly pay to the other such sum as may be found due by wire transfer of immediately available funds to an account specified by the agreed or otherwise determined recipient of such sum.

      Section 6.8 Liquidated Damages. Buyer and Seller agree that it is difficult to determine, with any degree of certainty, the loss Seller or buyer will incur if Closing does not occur by reason of SELLER'S OR Buyer's failure to fulfill, AS THE CASE MAY BE, any of its obligations under this Agreement. Accordingly, Buyer and Seller agree that the following represents a reasonable estimate of such loss and is intended as a liquidated damages provision:

      (a) if the conditions precedent set forth in Section 6.3 are met or, as applicable, waived, and Buyer fails to fulfill any of its obligations under this Agreement (other than any obligation that is not fulfilled as a result of Seller's or Parent's failure to perform in any material respect its obligations under this Agreement) necessary for the Closing to occur on or before the last date permitted to be the Closing Date pursuant to Section 6.1, then Seller may terminate this Agreement and Buyer shall pay to Seller within five (5) Business Days of such termination liquidated damages in the amount of Two Million and No/100 Dollars ($2,000,000.00); and

      (b) if (i) the conditions precedent set forth in Section 6.3 are met or, as applicable, waived, and Seller or Parent fails to fulfill any of its obligations under this Agreement (other than any obligation that is not fulfilled as a result of Buyer's or Edge's failure to perform in any material respect its obligations under this Agreement) necessary for the Closing to occur on or before the last date permitted to be the Closing Date pursuant to Section 6.1, or (ii) if Seller fails to obtain the consent and approval of its stockholders as required in Section 6.3(b) or if the Board of Directors of Parent withdraws or amends the recommendation described in Section 4.3(b), or if Parent or Seller enters into an agreement contemplated by the first sentence of Section 4.3(b), then, in the case of (i), Buyer may terminate this Agreement and in the case of (ii) Buyer or Seller may terminate this Agreement and in any such event, Seller shall pay to Buyer within five (5) Business Days of such termination liquidated damages in the amount of Two Million and No/100 Dollars ($2,000,000.00); provided, however, that, notwithstanding the foregoing, in the case of failure to obtain the consent and approval of Parent's stockholders, as required in Section 6.3(b), the amount shall instead be One Million and No/100 Dollars ($1,000,000.00).

      Section 6.9 Failure to Close. If the Closing does not occur on or before the last date permitted to be the Closing Date pursuant to Section 6.1, for any reason other than those identified in Section 6.8, any Party may terminate this Agreement by giving written notice to the other Parties. Thereafter, no Party shall have any further obligations to any other Party hereunder, other than any obligations and liabilities arising prior to such termination and those obligations that by their terms survive the termination of this Agreement.

                                  ARTICLE VII

                                  Title matters

      Section 7.1 Title Information. Seller shall make all information in Seller's possession regarding title to the Assets available to Buyer in Seller's offices at reasonable times during Seller's normal business hours. Seller makes no representations and warranties, express or implied, as to the accuracy or completeness of any information furnished to Buyer, all as more particularly provided in Section 9.18.

      Section 7.2 Defensible Title. "Defensible Title" means the title of Seller in and to each Lease and Well that, subject to and except for the Permitted Encumbrances (as defined in Section 7.6):

      (a) Entitles Seller to receive not less than the net revenue interest ("NRI") for the hydrocarbons and proceeds thereof produced from each Well set forth in Exhibit B,

      (b) Obligates Seller to bear costs and expenses relating to the maintenance, development, operation and production of hydrocarbons from each Well, in an amount not greater than the working interest ("WI") for Well set forth in Exhibit B, and

      (c) Is free and clear of encumbrances, liens and defects that materially impair the use and enjoyment of or that constitute a loss of interest in the Well and the Lease.

      Section 7.3 Defensible Title: Development Acreage. Seller's title to any non-producing acreage ("Development Acreage") included in the Assets and listed as a Well shall be presumed to be Defensible Title unless Buyer can show through actual evidence submitted with a Title Defect Notice (as defined in Section 7.9) that Seller's title to such Development Acreage has failed or that the Development Acreage is subject to a Title Defect, lien or encumbrance (except for Permitted Encumbrances) that would constitute a material loss of interest in such Development Acreage. Unless otherwise shown as a Well, non-producing intervals within producing units shall not be considered Development Acreage.

      Section 7.4 Title to Non-Well Assets. Exhibit B does not provide the NRI and WI for any non-producing interval or formation that is not specifically identified in Exhibit B or for any leasehold interest or acreage. Buyer waives the right to assert Title Defects as to Seller's interest, if any, in any Asset or portion thereof not listed as a Well.

      Section 7.5 Allocated Value. If an Allocated Value has not been given for an Asset or if the Allocated Value for any Well is zero, Seller shall be conclusively presumed to have Defensible Title to such Asset or Well.

      Section 7.6 Permitted Encumbrances. "Permitted Encumbrances" shall include the following (but only to the extent they exist of record and constitute a burden on the Assets as of the Effective Time):

      (a) any royalties, overriding royalties, net profits interests, production payments, reversionary interests and similar burdens if the net cumulative effect of such burdens does not reduce the NRI for a Well;

      (b) third-party consents to assign and preferential rights to purchase, as covered exclusively by Section 7.17;

      (c)   liens  for  taxes  or  assessments  not  yet   delinquent,   or,  if
            delinquent, being contested in good faith;

      (d) rights to consent by, notices to, filings with or actions by federal, state, local or tribal authorities in connection with the conveyance of the Assets if customarily obtained after a conveyance is made;

      (e) obligations to reassign upon the surrender or expiration of any Lease;

      (f) easements, rights of way, servitudes, permits, surface leases and other rights with respect to the surface or any restrictions on access to the surface or subsurface that do not materially interfere with the operation of the Asset;

      (g)   Title Defects waived by Buyer;

      (h) division orders, transfer orders, letters in lieu of transfer orders and pooling or unitization orders, declarations or agreements;

      (i) materialmen's, mechanics', repairmen's, contractors', or other similar liens or charges (1) if the amount owed is not yet due and payable, (2) if such lien or charge has not been filed pursuant to law and the time for filing has expired, (3) if filed, such lien or charge has not yet become due and payable or payment is being withheld as provided by law, or (4) if the validity of such lien or charge is being contested in good faith;

      (j) rights reserved to or vested in any governmental authority to control or regulate any of the Assets in any manner and all applicable laws, rules, regulations and orders of general applicability in the area;

      (k) liens arising under operating agreements, unitization and pooling agreements and production sales contracts securing amounts not yet due and payable or, if due, being contested in good faith; and

      (l) calls on or preferential rights to purchase production held by third parties to purchase production for a price at or above market price.

      Section 7.7 Title Defect. "Title Defect" means any material encumbrance, defect in or objection to real property title, excluding Permitted Encumbrances, that renders Seller's title less than Defensible Title. Notwithstanding the foregoing, the following shall not constitute Title Defects:

      (a)   defects based on lack of information in Seller's files;

      (b) defects based on title irregularities or defects found in the Assets that are typically accepted as a normal business risk in the area of the applicable Asset and have not had and are reasonably expected not to have, an adverse effect on the right to receive revenue from production from the applicable Asset;

      (c) defects in the chain of title consisting of the failure to recite marital status or omissions of successors or heirship proceedings, unless Buyer provides affirmative evidence that such failure or omission has resulted in a third party's actual and superior claim of title to the Asset, which claim, if asserted, is likely to prevail;

      (d)   defects arising out of the lack of a survey;

      (e) defects based on the failure to record leases issued by the United States or any state, local or tribal authority or any assignments of record title or operating rights in the real property or other county records;

      (f) defects asserting a change in NRI or WI based on (1) a change in drilling and spacing units or tract allocation or changes in participating areas, or (2) an after-payout decrease in NRI or increase in WI pursuant to a farm-in, farm-out or other Contract, if the effect of such change is reflected in the NRI and WI set forth in Exhibit B;

      (g) defects related to suspension of revenues due and owing to Seller, if such suspension is not supported by facts and circumstances that would otherwise be a Title Defect; and

      (h) defects that have been cured or that are not material in light of the entire chain of title or subsequent agreements.

      Section 7.8 Title Defect Value. "Title Defect Value" means the value of the Title Defect as determined by Buyer in good faith, taking into account all relevant factors, including but not limited to the following:

      (a)   the Allocated Value of the Well;

      (b) the reduction in the NRI of the Well, or the increase in the WI of the Well to the extent such increase is not accompanied by a corresponding increase in the NRI;

      (c) if the Title Defect represents only a possibility of title failure, the probability that such failure will occur;

      (d)   the legal and practical effect of the Title Defect; and

      (e) if the Title Defect is a lien or encumbrance other than a Permitted Encumbrance, the cost of removing the lien or encumbrance.

      Only that portion of the Well or the Lease that is materially and adversely affected by a Title Defect shall be considered for purposes of determining the Title Defect Value.

      Section 7.9 Title Defect Notice. Buyer shall give Seller notice ("Title Defect Notice") as soon as possible but no later than ten (10) Business Days prior to the Closing Date (such date being referred to herein as the "Objection Date"). The Title Defect Notice must include all of the following:

      (a)   a description of the Title Defect;

      (b)   a description of the reasonable basis for the Title Defect;

      (c)   Reasonable Documentation supporting the basis for the Title Defect;

      (d) evidence supporting Buyer's belief that the Title Defect has not been released or cured and is still enforceable;

      (e)   the identity and the Allocated Value of the Well; and

      (f) the Title Defect Value and the computations upon which Buyer's belief is based.

      Section 7.10 Assumed Title Liabilities. Any notice that is not timely and properly given or that does not satisfy all of the foregoing shall not be a valid Title Defect Notice, and any Title Defects not included in a valid Title Defect Notice shall be deemed to be "Assumed Title Liabilities" and to have been waived or assumed by Buyer. Except as to any Title Defects subject to Section 7.12(b) or Section 7.15(b) or consents to assign subject to
Section 7.17(b), after Closing, Seller's only warranty of title to the Assets shall be that special warranty provided in Section 2 of that Assignment and Bill of Sale in the form set forth in Exhibit D.

      Section 7.11 Reasonable Documentation. "Reasonable Documentation" means a copy of any available title opinion describing the Title Defect and

      (a)   a copy of the relevant document, if the basis is a document;

      (b) the deed preceding and following a gap in the chain of title or a title opinion describing the gap in reasonable detail, if the basis is a gap in Seller's chain of title;

      (c) a copy of the document creating the lien or encumbrance, if the basis is a lien or encumbrance, together with evidence supporting Buyer's determination that the lien or encumbrance has not been released and is still enforceable; or

      (d) any other reasonable documentation or explanation supporting the Title Defect.

      Section 7.12 Seller's Options. Seller shall have the right to cure any Title Defect but shall have no obligation to do so. If Buyer gives a Title Defect Notice, Seller shall have the option of:

      (a) curing the Title Defect before Closing, and, if such Title Defect is not cured before Closing, Seller shall further elect (b), (c), (d) or (e);

      (b) indemnifying Buyer for all liabilities and obligations associated with the Title Defect, which indemnity shall terminate if Seller later cures the Title Defect;

      (c) contesting the existence of a Title Defect or the Title Defect Value, as set forth in Section 7.13;

      (d) reducing the Purchase Price by the Title Defect Value, subject to the Title Defect Threshold and Title Defect Deductible described in
            Section 7.14, in which event Seller shall be released from and of all further liability or obligation to Buyer with respect to the Title Defect, and the Title Defect shall be a Permitted Encumbrance; or

      (e) if the Title Defect Value exceeds ten percent (10%) of the Allocated Value of the Well, excluding the Well from the Assets conveyed to Buyer at the Closing, subject to Section 7.15, in which event the Purchase Price shall be reduced by the Allocated Value of the Well.

      Section 7.13 Contested Title Defects. If Seller contests the existence of a Title Defect or the Title Defect Value pursuant to Section 7.12(c), Seller shall notify Buyer within three (3) Business Days after Seller's receipt of the Title Defect Notice. The notice shall state the basis for Seller's contest of the Title Defect or the Title Defect Value. Within two (2) Business Days after Buyer's receipt of the notice, representatives of Seller and Buyer, knowledgeable in title matters, shall meet and either (a) agree to reject the Title Defect, in which case Buyer shall waive the Title Defect, or (b) agree on the validity of the Title Defect and the Title Defect Value, in which case Seller shall have the options provided in Section 7.12 (except for the right to contest under Section 7.12(c)). If Seller and Buyer cannot agree on either option (a) or (b) in the preceding sentence, the dispute concerning the Title Defect or the Title Defect Value subject to the notice shall be resolved in accordance with Section 9.16.

      Section 7.14 Adjustment to Purchase Price; Title Defect Threshold and Deductible. At Closing, the Purchase Price shall be adjusted for the Title Defect Values as provided in Section 7.12(d); provided, however, notwithstanding anything to the contrary herein, there shall be no cure, remedy, deletion or adjustment to the Purchase Price whatsoever in respect of any Title Defects unless the aggregate value of all Title Defects equals or exceeds One Million and No/100 Dollars ($1,000,000.00) (the "Title Defect Threshold Amount"). Once the Title Defect Threshold has been reached, the amount of reduction in Purchase Price for Title Defects shall be the sum of Title Defect Values in excess of Five Hundred Thousand and No/100 ($500,000.00) (the "Title Defect Deductible Amount").

      Section 7.15 Exclusions of Wells. Pursuant to Section 7.12(e), if the Title Defect Value exceeds ten percent (10%) of the Allocated Value of the Well, Seller shall have the option to exclude the Well from the Assets conveyed to Buyer at the Closing by notifying Buyer on or before the Closing, in which event the Purchase Price shall be reduced by the Allocated Value of the Well. If the Title Defect Value exceeds ten percent (10%) of the Allocated Value of the Well and the Well is excluded from the Assets conveyed to Buyer at the Closing, Seller may elect either of the following:

      (a) if Seller cures the Title Defect to Buyer's reasonable satisfaction before the Final Post-Closing Date, Seller may convey the Well affected by the Title Defect to Buyer on the Final Post-Closing Date, subject to all of the terms and conditions of this Agreement, and Buyer shall pay to Seller the amount by which the Purchase Price was reduced with respect to the Well; or

      (b) if Seller does not cure the Title Defect to Buyer's reasonable satisfaction before the Final Post-Closing Date and agrees to indemnify Buyer from all liabilities and obligations arising out of the Title Defect, Seller may convey the Well affected by the Title Defect to Buyer on the Final Post-Closing Date, subject to all of the terms and conditions of this Agreement, in which event Buyer shall pay to Seller the amount by which the Purchase Price was reduced with respect to the Well, and Seller shall be released from all further liability or obligation to Buyer with respect to the

            Title Defect, and, subject to the indemnity provided above in this paragraph, the Title Defect shall be a Permitted Encumbrance.

      Section 7.16 Additional Interests. As soon as possible and no later than on or before five (5) Business Days before Closing, Buyer shall in good faith notify Seller of any interest that would be an Asset but that is not specifically listed, including but not limited to additional Wells, or any increase in any NRI or decrease in any WI for a Well. The value of the additional interest shall be determined by the Parties in good faith, taking into account all relevant factors (and determining, wherever appropriate, a value that is based on the Allocated Value for the Well and in proportion to the increase in the NRI of the Well), and the Purchase Price shall be increased by such amount.

      Section 7.17 Preferential Rights to Purchase and Consents to Assign.

      (a) Seller shall use reasonable efforts to obtain consents to assign that Seller identifies before the Closing as contractually required to be obtained before the Closing and to give notices required in connection with those preferential rights to purchase that Seller identifies before the Closing and that are identified in Schedule
            2.4. If Buyer discovers additional such consents to assign or preferential rights to purchase before the Closing, Buyer shall immediately notify Seller, and Seller shall use reasonable efforts to obtain the required consent to assign or to give notice required in connection with the preferential right to purchase before the Closing. Before and after the Closing, Buyer shall cooperate with Seller in connection with any required consent to assign and preferential right to purchase, including providing assurances of financial condition, but neither Seller nor Buyer shall be required to expend funds or make any other type of financial commitment in connection with such consent to assign or preferential right to purchase.

      (b) If a necessary consent to assign that is contractually required to be obtained before the Closing is identified before the Closing and has not been obtained by the Closing, at Seller's election, either
            (i) the entire Asset, including but not limited to that portion of the Asset affected by the consent to assign, shall be assigned to Buyer at the Closing, and Seller shall defend and indemnify Buyer against any loss arising out of the failure to obtain the consent to assign, or (ii) that portion of the Asset affected by the consent to assign shall be excluded from the Assets conveyed to Buyer at the Closing, and the Purchase Price shall be reduced by the Allocated Value of the Well corresponding to that portion of the Assets.

      (c)   If Seller is able to obtain  the  consent to assign  referred  to in
            Section 7.17(b)(ii) by the Final Post-Closing Date, Seller shall on the Final Post-Closing Date convey to Buyer that portion of the Asset affected by the consent to assign, subject to all of the terms of this Agreement, and Buyer shall pay to Seller the amount by which the Purchase Price was previously reduced with respect to that portion of the Asset.

      (d) If a preferential right to purchase an Asset (i) is exercised before the Closing, or (ii) provides for a period of time to exercise the preferential right that has not expired by the Closing and the third party has not waived and is not deemed to have waived the preferential right, that portion of the Asset affected by the preferential right shall be excluded from the Assets conveyed to Buyer at the Closing, and the Purchase Price shall be reduced by the Allocated Value of the Well corresponding to that portion of the Asset.

      (e) If (i) the holder of any preferential right to purchase exercises such preferential right to purchase described in Section 7.17(d) before or after the Closing but fails to consummate the transaction before the Final Post-Closing Date, (ii) the period of time to exercise a preferential right expires after the Closing but before the Final Post-Closing Date, or (iii) the holder of a preferential right has waived or is deemed to have waived the preferential right after the Closing but before the Final Post-Closing Date, Seller shall convey that portion of the Asset affected by the preferential right to Buyer, subject to all of the terms of this Agreement, and Buyer shall on the Final Post-Closing Date pay to Seller the amount by which the Purchase Price previously was reduced with respect to that portion of the Asset.

      (f) If any other preferential right to purchase identified after the Closing is subsequently exercised, Buyer shall convey the affected Asset to the holder of the preferential right to purchase and shall receive all amounts paid by the holder of the preferential right to purchase.

      (g) The remedies provided in this Section 7.17 are the exclusive remedies with respect to consents to assign and preferential rights to purchase that affect the Assets.

                                  ARTICLE VIII

                              ENVIRONMENTAL MATTERS

      Section 8.1 Inspection of the Assets. From the Execution Date until the Objection Date, Seller and Parent shall (and shall use reasonable efforts to cause Operator to) provide Buyer access to the Lease premises, at reasonable times during normal business hours with reasonable notice, so that Buyer, at its sole cost and expense, may conduct a Phase I environmental assessment, excluding any sampling or testing, and, together with Buyer's agents and contractors, may conduct the Independent Phase I Environmental Review (as defined in Section 8.2). Buyer and Edge shall defend and indemnify Seller and Parent against all claims, demands, liabilities, judgments, penalties, causes of action, losses, damages, costs and expenses

(including attorneys; fees, expert fees and court costs) of every kind or character arising out of the conduct of such assessment or the entry upon the Assets, EVEN THOUGH CAUSED BY, ARISING OUT OF OR ATTRIBUTABLE TO, IN WHOLE OR IN PART, THE SOLE OR CONCURRENT NEGLIGENCE, FAULT OR STRICT LIABILITY OF SELLER. If there is a conflict between the foregoing sentence and any other provision of this Agreement, the foregoing sentence shall control. Buyer shall give Seller adequate prior notice of all inspections, and Seller shall have the right to participate in all inspections.

      Section 8.2 Definitions. The following terms shall have the following meanings:

      "Assumed Environmental Liabilities" means all liabilities and obligations for environmental matters related to the Assets, whether located on the Assets or offsite, before and after the Effective Time, except for the Retained Remediation Obligations.

      "Environmental Defect Notice" means a notice of an Environmental Defect with respect to a Well that is given by Buyer to Seller in accordance with the provisions of Section 8.5. An Environmental Defect Notice must be based on the condition of the Well as confirmed by the Independent Environmental Review or a notice of violation of an Environmental Law received from a governmental authority.

      "Environmental Defect" means a condition on the Assets that exists before the Effective Time and that causes a Well or the lands covered by the Leases or upon which the Well or Wells are situated to be in violation of an Environmental Law.

      "Environmental Defect Value" means Buyer's good-faith estimate of the costs and expenses associated with the remediation of an Environmental Defect with respect to an individual Well, less Site Costs.

      "Environmental Law" means any statute, rule, regulation, code or order of any federal, state or local governmental authority relating to pollution or protection of the environment, to the extent in effect and consistently enforced before the Effective Time, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. ss. 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. ss. 6951, et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251, et seq., the Clean Air Act, 42 U.S.C. ss. 741, et seq., the Clean Water Act, 33 U.S.C. ss. 7401, the Toxic Substances Control Act, 15 U.S.C. ss. 2601-2629, the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300F-300J, and all similar federal, state and local environmental statutes, ordinances and the rules, regulations, orders and decrees now or hereafter promulgated thereunder.

      "Incident" means a spill, release, discharge or emission of a substance that occurred or reoccurred in the same area on account of a single cause or course of conduct.

      "Independent Phase I Environmental Review" means the Phase I environmental assessment, excluding any sampling or testing, performed by a qualified independent third party environmental consultant on behalf of Buyer.

      "Retained Remediation Obligations" means only the obligation to remediate certain Environmental Defects identified in an Environmental Defect Notice, except for Site Costs, which obligation to remediate is retained by Seller pursuant to Section 8.6(a).

      "Site Costs" shall mean all costs of plugging and abandoning the Wells, disposing of equipment in connection with the Wells and restoring the surface land in connection with the Wells (with the exception of any Retained Remediation Obligations) in compliance with any and all applicable laws, statutes, ordinances, rules, regulations, orders or determinations of any governmental authority and in compliance with all applicable leases and all other applicable agreements.

      Section 8.3 Acknowledgments by Buyer: Representation and Warranty by Seller. Buyer acknowledges and agrees that Seller does not operate any of the Assets and, as non-operator, has no knowledge or only limited knowledge of the environmental condition of the Assets. Buyer acknowledges and agrees that Seller has made no effort to investigate, does not have the right without obtaining applicable consents to investigate and does not have the right without obtaining applicable consents to permit Buyer to investigate the environmental condition of or on the Assets, and, except as expressly provided in the following paragraph, makes no representations or warranties as to the condition of the Assets. Seller represents and warrants to Buyer that, to Seller's Knowledge, Seller has not received any written or verbal notice, from any federal, state or local governmental authority that (a) the Assets do not have a permit required under Environmental Law, (b) Seller is in violation or potential violation of an Environmental Law, or (c) Seller is liable or potentially liable for response costs or other remedial costs under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601, et seq. with respect to the Assets.

      Section 8.4 Apportionment of Environmental Liabilities and Obligations.

      (a) Buyer's and Edge's Assumed Environmental Liabilities. Upon Closing, and except for Retained Remediation Obligations, Buyer and Edge shall assume and pay, perform, fulfill and discharge, and release Seller and Parent from and defend and indemnify Seller against, any and all claims, costs, expenses, liabilities and obligations relating to (a) the Assumed Environmental Liabilities, including but not limited to those arising out of events occurring after the Effective Time that are within the control of Buyer or that are attributable to the acts of Buyer or its contractors or subcontractors, and (b) the Site Costs.

      (b) Seller's and Parent's Retained Remediation Obligations. Upon Closing, Seller and Parent agree to retain and pay, perform, fulfill and discharge, and indemnify Buyer and Edge against all claims relating to the Retained Remediation Obligations, except for those claims relating to the Retained Remediation Obligations arising out of events occurring after the Effective Time that are within the control of Buyer or that are attributable to the acts of Buyer or its contractors or subcontractors.

      (c) All of the indemnities under this Section 8.4 shall apply regardless of whether CAUSED BY, ARISING OUT OF OR ATTRIBUTABLE TO, IN WHOLE OR IN PART, THE SOLE OR CONCURRENT NEGLIGENCE, FAULT OR STRICT LIABILITY OF the indemnified person or persons.

      Section 8.5 Environmental Defect Notice. An Environmental Defect Notice must be given to Seller no later than the Objection Date and must include all of the following:

      (a)   the name of the affected Well;

      (b) a detailed description of the condition on the Well that causes the Well to be in violation of an Environmental Law;

      (c) a copy of the Independent Environmental Review which addresses the violation of an Environmental Law or a copy of the notice of violation of an Environmental Law received from a governmental authority; and

      (d)   the Environmental Defect Value associated with each Well.

      Any notice that is not timely and properly given or that does not satisfy all of the foregoing shall not be a valid Environmental Defect Notice. If Seller does not receive an Environmental Defect Notice as to any Well, Buyer shall be deemed to have accepted the Well "as is, where is," with all faults and waived Buyer's rights to assert an Environmental Defect with respect to that Well. No Environmental Defect Notice may be given by Buyer on any Well that is being operated or that has been operated by Buyer, and Buyer shall accept all such Wells "as is, where is," with all faults and shall be deemed to have waived Buyer's rights to assert an Environmental Defect with respect to such Wells.

      Section 8.6 Seller's Options. If Buyer gives a valid Environmental Defect Notice, Seller shall have the option of

      (a) remediating the Environmental Defect, as set forth in Section 8.7; if not remediated before Closing, such Environmental Defect shall become, after Closing, a Retained Remediation Obligation but, if remediated within ninety (90) days after Closing in accordance with
            Section 8.7, shall cease to be a Retained Remediation Obligation;

      (b)   contesting  the  existence  of  an   Environmental   Defect  or  the
            Environmental Defect Value, as set forth in Section 8.8;

      (c) reducing the Purchase Price by the Environmental Defect Value, subject to the Environmental Defect Threshold and Environmental Defect Deductible described in Section 8.9, in which event Seller shall be released from and of all further liability or obligation to Buyer with respect to the Environmental Defect and the Environmental Defect shall be an Assumed Environmental Liability; or

      (d) if the Environmental Defect Value exceeds ten percent (10%) of the Allocated Value of the Well, excluding the Well from the Assets conveyed to Buyer at the Closing, in which event the Purchase Price shall be reduced by the Allocated Value of the Well.

      Section 8.7 Implementing Remediation. If Seller elects to remediate an Environmental Defect pursuant to Section 8.6(a), Seller shall select the means and methods of effecting the remediation in accordance with applicable Environmental Law and any applicable agreement, but Seller shall not be required to perform any activities if the cost thereof would be Site Costs, including without limitation plugging and abandoning any wells. Seller's responsibilities for remediation under this Section 8.7 shall be limited to a standard appropriate for the use of an asset for oil and gas activities and shall be subject to Buyer's reasonable approval and satisfaction.

      Section 8.8 Contested Environmental Defects. If Seller contests the existence of an Environmental Defect or the Environmental Defect Value pursuant to Section 8.6(b), Seller shall notify Buyer within three (3) Business Days after Seller's receipt of the Environmental Defect Notice. The notice shall state the basis for Seller's contest of the Environmental Defect or the Environmental Defect Value. Within two (2) Business Days after Buyer's receipt of the notice, representatives of Seller and Buyer, knowledgeable in environmental matters, shall meet and either (a) agree to reject the Environmental Defect, in which case Buyer shall waive the Environmental Defect, or (b) agree on the validity of the Environmental Defect and the Environmental Defect Value, in which case Seller shall have the options provided in Section
8.6 (except for the right to contest under Section 8.6(b)). If Seller and Buyer cannot agree on either option (a) or (b) in the preceding sentence, the dispute concerning the Environmental Defect or the Environmental Defect Value subject to the notice shall be resolved in accordance with Section 9.16.

      Section 8.9 Adjustment to Purchase Price; Environmental Defect Threshold and Deductible. At Closing, the Purchase Price shall be adjusted for the Environmental Defect Values as provided in Section 8.6(c); provided, however, notwithstanding anything to the contrary herein, there shall be no cure, remedy, deletion or adjustment to the Purchase Price whatsoever in respect of any Environmental Defects unless the aggregate value of all Environmental Defects equals or exceeds One Million and No/100 Dollars ($1,000,000.00) (the "Environmental Defect Threshold Amount"). Once the Environmental Defect Threshold has been reached, the amount of reduction in Purchase Price for Environmental Defects shall be the sum of Environmental Defect Values in excess of Five Hundred Thousand and No/100 ($500,000.00) (the "Environmental Defect Deductible Amount").

      Section 8.10 Exclusive Remedies. The rights and remedies granted to Buyer and Edge in this Article VIII are the exclusive rights and remedies relating to any environmental condition on the Assets, and Seller and Parent shall have no other liability or obligations with respect to environmental conditions on the Assets.

                                   ARTICLE IX

                                  MISCELLANEOUS

      Section 9.1 Notices. All notices, reports, records or other communications that are required or permitted to be given to the Parties under this Agreement shall be sufficient in all respects if given in writing and delivered in person, by fax, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested, to the receiving Party at the following address:

      If to Seller or Parent:                 Contango Oil & Gas Company
                                              3700 Buffalo Speedway, Suite 960
                                              Houston, TX  77098
                                              Attention:  Kenneth R. Peak
                                              Fax:   (713) 960-1065
                                              Phone: (713) 960-1901

      If to Buyer or Edge:                    Edge Petroleum Corporation
                                              1301 Travis, Suite 2000
                                              Houston, TX  77002
                                              Attention: C.W. MacLeod
                                              Sr. Vice President Business
                                              Development & Planning
                                              Fax:   (713) 654-8910
                                              Phone: (713) 654-8960

      With a copy to:                         Edge Petroleum Exploration Company
                                              1301 Travis, Suite 2000
                                              Houston, TX  77002
                                              Attention: Mark J. Gabrisch,
                                              Vice President - Land
                                              Fax:   (713) 654-7722
                                              Phone: (713) 654-8960

or such other address as such Party may have given to the other Parties by notice pursuant to this Section 9.1. Notice shall be deemed given on (i) the date such notice is personally delivered by hand (costs prepaid), (ii) three (3) days after the mailing if sent by certified mail, return receipt requested,
(iii) one (1) day after the date of delivery to a nationally recognized overnight courier service (costs prepaid), or (iv) the next succeeding day after transmission by facsimile with retained confirmation of transmission by the transmitting equipment.

      Section 9.2 General Definitions. For the purposes of this Agreement, the following terms have the meaning set forth below:

      "Affiliate" means, with respect to any Party, any Person directly or indirectly controlling, controlled by, or under common control with such Party, and any officer, director or executive employee of such Party and includes any past or present Affiliate of any such Person.

      "Business Days" means any day other than a Saturday, Sunday, or any day on which banks in Texas are permitted or required to be closed.

      "GAAP" means generally accepted accounting principles for financial reporting in the United States, consistently applied.

      "Governmental Authority" means the United States of America, any state, commonwealth, territory or possession thereof and any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies or other instrumentalities.

      "Knowledge" means that an individual will be deemed to have Knowledge of a particular fact or other matter and a Person other than an individual will be deemed to have Knowledge of a particular fact or other matter if any individual serving as an officer, director or employee of such Person or its General Partner, Parent or any of its wholly owned subsidiaries is actually aware of that fact or matter.

      "Material Adverse Effect" means a material adverse effect on the value, use, operation or ownership of the Assets, taken as a whole. Where initial capital letters are not used, the words "material adverse effect" have the ordinary meaning applicable to them in the context in which they are used.

      "Person" means any individual, sole proprietorship,  partnership,  limited
liability   company,   joint   venture,   trust,   unincorporated   association,
corporation, other entity or any Governmental Authority.

      "SEC" means the Securities and Exchange Commission.

      Section 9.3 Entire Agreement. The Schedules and Exhibits attached to this Agreement are hereby incorporated into this Agreement and are an integral part of this Agreement. This Agreement, including the Schedules and Exhibits, sets forth the complete and exclusive understanding of the Parties with respect to the subject matter hereof and may be modified only by a written instrument signed by all of the Parties hereto.

      Section 9.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

      Section 9.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer any right or remedy under or by reason of this Agreement on any Person other than the Parties and their respective heirs, representatives, successors and assigns, nor is anything set forth herein intended to affect or discharge the obligation or liability of any third Persons to any

Party, nor shall any provision give any third Person any right of subrogation or action over against any Party.

      Section 9.6 Expenses. Each of the Parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by hereunder, including, without limitation, legal and accounting fees and expenses.

      Section 9.7 Waiver. No failure of any Party to exercise any right or remedy given such Party under this Agreement or otherwise available to such Party or to insist upon strict compliance by any other Party with its obligations hereunder, and no custom or practice of the Parties in variance with the terms hereof, shall constitute a waiver of any Party's right to demand exact compliance with the terms hereof, unless such waiver is set forth in writing and executed by such Party.

      Section 9.8 Governing Law; Jurisdiction. This Agreement shall be construed and governed in accordance with the laws of the State of Texas without regard to conflicts-of-laws principles that would require the application of any other law. Any action to enforce, or which arises out of or relates in any way to, any of the provisions of this Agreement shall be brought and prosecuted solely in the Texas state courts or the Federal district courts located in Harris County, Texas.

      Section 9.9 Assignment. No Party may assign its rights or delegate its obligations hereunder without the consent of the other Parties. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, successors and assigns.

      Section 9.10 Confidentiality. Buyer and Seller acknowledge that all information furnished or disclosed pursuant hereto is subject to the Confidentiality Agreement by and between Parent and Buyer, dated as of September 8, 2004 (the "Confidentiality Agreement") and such information must remain confidential. Buyer and Seller shall consult with each other prior to releasing any press releases. The Confidentiality Agreement is hereby incorporated in this Agreement and is an integral part of this Agreement, and shall survive any termination hereof or shall terminate at Closing.

      Section 9.11 Severability. If any term or other provision of this Agreement is held invalid, illegal or incapable of being enforced by any court of competent jurisdiction, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. Upon any binding determination that any term or other provision is invalid, illegal or incapable of being enforced by a court of competent jurisdiction, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible and in an acceptable manner, to the end that the transaction hereby may be contemplated to the extent possible.

      Section 9.12 DTPA. Each Party hereby certifies to the other that it is not a "Consumer" within the meaning of the Texas Deceptive Trade Practices - Consumer Protection Act, Subchapter E of Chapter 17, Section 17.41, et. Seq. of the Texas Business and Commerce Code, as amended (the "DTPA"). The Parties covenant, for themselves and for an on behalf of any successors and assigns, that if the DTPA is applicable, (a) the Parties are "business consumers" thereunder and (b) each Party hereby waives and releases all of its rights and remedies thereunder (other than Section 17.555, Texas Business and Commercial
Code) as applicable to the other Party and its successors and (c) each Party shall defend and indemnify the other Party from and against any and all claims, demands or causes of action of or by that Party or any successor or any of its Affiliates based in whole or in part on the DTPA, arising out of or in connection with the transaction set forth in this Agreement.

      Section 9.13 Seller's Election to Effect IRC Section 1031 Exchange. In the event Seller so elects, Buyer agrees to accommodate Seller in effecting a tax-deferred exchange under Internal Revenue Code Section 1031, as amended. Seller shall have the right to elect this tax-deferred exchange at any time prior to the Closing Date. If Seller elects to effect a tax-deferred exchange, Buyer agrees to execute additional documents, agreements, escrow instructions or other instruments as may be reasonably necessary to effect the exchange, provided that Buyer shall incur no additional costs, expenses, fees or liabilities as a result of or connected with the exchange.

      Section 9.14 Headings. The subject headings of paragraphs and subparagraphs of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

      Section 9.15 Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

      Section 9.16 Binding Arbitration.

      (a) Disputes. Except as expressly otherwise provided in this Agreement, this Section 9.16 shall apply to any dispute arising under or related to this Agreement (whether arising in contract, tort or otherwise, and whether arising at law or in equity), including

            (1) any dispute regarding the construction, interpretation, performance, validity or enforceability of any provision of this Agreement or whether any Party is in compliance with, or breach of, any provisions of this Agreement; and

            (2) the applicability of this Section 9.16 to a particular dispute (a "Dispute"). The provisions of this Section 9.16 shall be the exclusive method of resolving Disputes.

      (b)   Negotiation to Resolve  Disputes.  If a Dispute arises,  the Parties
            shall  attempt  to  resolve  such  Dispute   through  the  following
            procedure:

            (1) appropriate representatives of each Party shall promptly meet (whether by phone or in person) in a good-faith attempt to resolve the Dispute; and

            (2) if the Dispute is unresolved after ten (10) days following the commencement of the negotiations described in clause (1) above, then either Party may submit such Dispute to binding arbitration under this Section 9.16 by notifying the other Party (an "Arbitration Notice").

      (c) Selection of Arbitrators. Any arbitration conducted under this Article shall be heard by a panel (the "Arbitral Panel") of three arbitrators (each an "Arbitrator") selected in accordance with the following provisions.

            (1) The Party that submits a Dispute to arbitration shall designate an Arbitrator in its Arbitration Notice. The other Party, by notice to the first Party, shall designate an Arbitrator on or before the twentieth (20th) day following receipt of the Arbitration Notice.

            (2)   The two  Arbitrators  so  designated  shall  promptly meet and attempt to agree upon a third Arbitrator (the "Neutral Arbitrator"). If they are unable to do so within twenty (20) days following their first attempt to do so, the two Arbitrators shall request the American Arbitration Association (or, if such Association has ceased to exist, the principal successor thereto) (the "AAA") to designate the Neutral Arbitrator.

            (3) If any Arbitrator designated by a Party shall die, resign or otherwise fail or becomes unable to serve as Arbitrator, such Party shall promptly designate a replacement Arbitrator. If the Neutral Arbitrator shall die, resign or otherwise fail or becomes unable to serve as the Neutral Arbitrator, the two Arbitrators designated by the Parties shall promptly meet and attempt to agree upon a replacement Neutral Arbitrator. If they are unable to do so within ten (10) days following their first attempt to do so, the two Arbitrators shall request the AAA to designate the replacement Neutral Arbitrator.

      (d) Conduct of Arbitration. The Arbitral Panel shall expeditiously (and, if reasonably possible, within ninety (90) days after the Neutral Arbitrator's selection) hear and decide all matters concerning the Dispute. Any arbitration hearing shall be held in Houston, Texas. The arbitration shall be conducted in accordance with the then-current Commercial Arbitration Rules of the AAA (excluding rules governing the payment of arbitration, administrative or other fees or expenses to the Arbitrator or the AAA) (the "Rules"), to the extent that such Rules do not conflict with the terms of this Agreement. Except as expressly provided to the contrary in this Agreement, the Arbitral Panel shall have the power

            (1)   to  establish  rules  and  procedures  for the  discovery  and production  of  such  materials,  information,  testimony  and evidence as it deems relevant to the Dispute before it (and each Party will provide the materials, information, testimony and evidence requested in accordance with such rules and procedures and relevant to such Dispute, except that neither Party shall be required to provide any information so requested that is

                  (i)   proprietary,   unless  the   Arbitral   Panel  enters  a
                        protective order that limits the use of such information to the arbitral proceedings;

                  (ii)  subject to a third party confidentiality restriction; or

                  (iii) subject to an attorney-client or other privilege);

            (2) to grant injunctive relief, specific performance or any other remedy that would otherwise be available at law or in equity.

            Any dispute as to the relevancy of any requested information shall be determined by the Arbitral Panel. If it deems necessary, the Arbitral Panel may propose to the Parties that one or more other experts be retained to assist it in resolving the Dispute. The retention of such other experts shall require the consent of both Parties, which shall not be unreasonably withheld.

      (e) Decision. All decisions of the Arbitral Panel shall be made by a majority vote of the Arbitrators. The Arbitral Panel's decision (which shall be rendered in writing) shall be final, non-appealable and binding upon the Parties and may be enforced in any court of competent jurisdiction; provided that the Parties agree that the Arbitral Panel and any court enforcing the award of the Arbitral Panel shall not have the right or authority to award to any Party exemplary, punitive, consequential, special, incidental, indirect or other similar damages, including lost profits, business interruption or loss of opportunity, whether such damages are claimed under breach of contract, breach of warranty, tort of or any other theory or cause action at law or in equity, except to the extent that another Party is required to pay any such damages to a third party in connection with a claim for which such other Party is indemnified hereunder. No Party may challenge the decision of the Arbitral Panel on the basis of any "evident partiality" on the part of the two Arbitrators appointed by the Parties. The responsibility for paying the costs and expenses of the arbitration, including compensation to the Arbitral Panel and any experts retained by the Arbitral Panel, shall be allocated to one Party or both Parties in a manner determined by the Arbitral Panel to be fair and reasonable under the circumstances. Each Party shall be responsible for the fees and expenses of its respective counsel, consultants and witnesses, unless the Arbitral Panel determines that compelling reasons exist for allocating all or a portion of such costs and expenses to one or more other Parties.

      Section 9.17 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

      Section 9.18 Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER AND PARENT MAKE NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH REGARD TO THE ASSETS. BUYER AND EDGE ACKNOWLEDGE AND AGREE, AS OF THE CLOSING, THAT BUYER HAS INSPECTED THE ASSETS AND IS FAMILIAR WITH THE NATURE AND CONDITION THEREOF AND ACCEPTS SAME "AS IS." BUYER'S AGREEMENT TO ACCEPT THE ASSETS "AS IS" CONSTITUTES A MATERIAL INDUCEMENT TO SELLER'S AGREEMENT TO SELL THE ASSETS TO BUYER FOR THE PURCHASE PRICE. BUYER AND EDGE ACKNOWLEDGE THAT THE PURCHASE PRICE IS PREDICATED UPON BUYER'S AGREEMENT TO ACCEPT THE ASSETS "AS IS," AND THAT SELLER, IN DETERMINING TO PROCEED WITH ENTERING INTO THIS AGREEMENT, HAS EXPRESSLY RELIED UPON BUYER'S AGREEMENT TO ACCEPT THE ASSETS "AS IS."

      SELLER AND PARENT MAKE NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, INFORMATION OR MATERIALS FURNISHED OR MADE AVAILABLE TO BUYER, INCLUDING WITHOUT LIMITATION ANY MAPS, INTERPRETATIONS OF DATA, ECONOMIC PROJECTIONS OR RESERVE FORECASTS PREPARED BY SELLER OR SELLER'S CONTRACTORS OR AGENTS. ANY SUCH DATA, INFORMATION OR MATERIALS FURNISHED OR MADE AVAILABLE BY SELLER ARE PROVIDED TO BUYER AS A CONVENIENCE ONLY AND BUYER SHALL RELY THEREUPON AT BUYER'S SOLE RISK.

      Section 9.19 Limitation on Liability. No Party shall ever be liable to another Party for special, consequential, exemplary or punitive damages, lost profits, lost opportunity or business interruption damages, whether such damages are claimed under breach of contract, breach of warranty, tort or any other theory or cause of action at law or in equity, anything to the contrary herein notwithstanding, except to the extent that another Party is required to pay any such damages to a third party in connection with a claim for which such other Party is indemnified hereunder.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                        SELLER:

                                        CONTANGO STEP, L.P.,
                                        a Texas limited partnership

                                        By: CONTANGO STEP I, INC.,
                                        a Delaware corporation, its sole
                                        general partner

                                        By: /s/ Kenneth R. Peak
                                            ------------------------------------
                                            Kenneth R. Peak,
                                            Chairman and Chief Executive Officer

                                        PARENT:

                                        CONTANGO OIL & GAS COMPANY,
                                        a Delaware corporation

                                        By: /s/ Kenneth R. Peak
                                            ------------------------------------
                                            Kenneth R. Peak
                                            Chairman and Chief Executive Officer

                                        BUYER:

                                        EDGE PETROLEUM EXPLORATION COMPANY
                                        a Delaware corporation

                                        By: /s/ C.W. MacLeod
                                            ------------------------------------
                                            C.W. MacLeod
                                            Sr. Vice President
                                            Business Development & Planning

                                        EDGE:

                                        EDGE PETROLEUM CORPORATION

                                        a Delaware corporation

                                        By: /s/ C.W. MacLeod
                                            ------------------------------------
                                            C.W. MacLeod
                                            Sr. Vice President
                                            Business Development & Planning

                                  Schedule 2.4

            Consents, Approvals, and Preferential Rights to Purchase

               All Leases listed in Exhibit A in which any of the
                        following entities is a lessor:

                              Mestena Proven, Ltd.
                           Mestena Oil and Gas Company
                            Eshleman Ranches, et al.

                                  Schedule 2.12

                Gas Balancing; Forward Sales; Calls on Production

                                      None.

                                  Schedule 2.13

                                 Payout Balances

      Pursuant to that certain Letter Agreement dated October 6, 2004 by and between Contango Oil & Gas Company and Juneau Exploration, LLC:

      (a) the remaining payout balance to reach an after-payout status on the four Wells in the Borregos Lease - Charco Nuevo #1, Horse Trap #1, Huisache #1, Palomas Ranch #1 - (the "Borregos Wells") as of July 31, 2004 is $3,527,000; and

      (b) the change in interest before and after payout in the Borregos Wells is set forth in Exhibit B.

                                  Schedule 2.14

                        Transactions with Related Parties

                                      None.

                                    Exhibit A

                                     Leases

Cepres:

Oil and Gas Lease dated July 28, 2000, between Mestena Proven, Ltd. et al, as Lessor, and Mestena, Inc., as Lessee, a Memorandum of which was recorded in Vol. 24, Pg. 211 of the Official Records of Jim Hogg Co., TX, as amended and recorded in Vol. 26, Pg. 195 of the Official Records of Jim Hogg Co., TX, covering 160 ac., m/l, in the Fowler & Rankin Subdvn. of the "Las Vivoritas" Francisco Montalvo Grant, A-226 and the Fowler & Rankin Subdvn. of the "El Sordo" Luis Vela Grant, A-326, Jim Hogg Co., TX

Guilita:

Oil and Gas Lease dated May 5, 2000, between Mestena Proven, Ltd. et al, as Lessor, and Mestena, Inc., as Lessee, a Memorandum of which was in Vol. 21, Pg. 466 of the Official Records of Jim Hogg Co., TX, covering 1593.08 ac., m/l, in the Jno. Dewees Sy. No. 392, A-96, the Jno. Dewees Sy. No. 388, A-95, the Jno. Dewees Sy. No. 390, A-93, and the C&MRR Sy. No. 389, A-79, in Jim Hogg Co., TX, SAVE & EXCEPT depths below 11,000 feet subsurface.

--------------------------------------------------------------------------------

INSOFAR & ONLY INSOFAR AS the following leases cover the SW/4 Section 391, "Palitos Blancos" Grant, Rafael Garza Sais Sy., A-274, Jim Hogg Co.,TX, and ONLY AS TO the interval between the surface and 11,000 feet subsurface:

Oil, Gas and Mineral Lease dated March 14, 1998, between Margaret Mings Bunnell, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 6, Pg. 662 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated March 16, 1998, between Stanley G. Marshall, Jr. et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 120 ac., m/l, recorded in Vol. 6, Pg.700 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated March 23, 1998, between Nancy Bunnell Bentley, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 6, Pg. 710 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated March 26, 1998, between David C. Blankenship et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 6, Pg. 713 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated March 27, 1998, between Bess Hal Yakey Murphree, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 6, Pg. 716 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated April 15, 1998, between May Eskridge Kearny, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 6, Pg. 745 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated May 19, 1998, between Julia M. Wyatt, Individually and as Independent. Executrix of the Est. of Julia G. Groce, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 7, Pg. 19, as amended on April 4, 2001, recorded in Vol. 25, Pg. 221, Official Records, Jim Hogg Co., TX.

Oil and Gas Lease dated May 20, 1998, between B. Naylor Morton, Trustee et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, a Memorandum of which dated July 2, 1998 was recorded in Vol. 7, Pg. 48, as amended July 17, 1998, recorded in Vol. 7, Pg. 455, Official Records, Jim Hogg Co., TX.

Oil and Gas Lease dated May 20, 1998, between NationsBank, N.A., Trustee et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, a Memorandum of which dated July 2, 1998 was recorded in Vol. 7, Pg. 46, as amended July 17, 1998, recorded in Vol. 7, Pg. 455, Official Records, Jim Hogg Co., TX.

Oil and Gas Lease dated July 2, 1998, between Stanley N. Morton, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, a Memorandum of which dated July 2, 1998 was recorded in Vol. 7, Pg. 44, as amended on May 17, 2001, recorded in Vol. 25, Pg. 721, Official Records, Jim Hogg Co., TX.

Memorandum of Oil and Gas Lease dated August 14, 1998, between Jamie Michaela Salinas et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 975 ac., m/l, recorded in Vol. 7, Pg. 60 of the Official Records of Jim Hogg Co., TX.

Memorandum of Oil and Gas Lease dated August 14, 1998, between San Marcos Ranch Ltd., as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 975 ac., m/l, recorded in Vol. 7, Pg. 65 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated October 15, 1998, between Margaret D. Spencer Trust, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 7, Pg. 69 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated November 3, 1998, between Houston C. Munson, Jr. et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 7, Pg. 457 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated March 29, 2000, between Jane Thompson Slocomb Sec. 5 TR et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 19, Pg. 636 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated April 8, 1998, between Glenda Stowers et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 40 ac., m/l, recorded in Vol. 6, Pg. 736 of the Official Records of Jim Hogg Co., TX.

--------------------------------------------------------------------------------

INSOFAR & ONLY INSOFAR AS the following leases cover the N/2 Sec. 388, all Sec. 389, W/2 Sec. 390 and S/2 Sec. 392 of the "Palitos Blancos" Grant Rafael Garza Sais Sy., A-274, Jim Hogg Co., TX ONLY AS TO the interval between the surface and 11,000 feet:

Oil, Gas and Mineral Lease dated March 14, 1998, between Margaret Mings Bunnell, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 6, Pg. 662 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated March 16, 1998, between Stanley G. Marshall, Jr. et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 20 ac., m/l, recorded in Vol. 6, Pg. 690 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated March 16, 1998, between Stanley G. Marshall, Jr. et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 10 ac., m/l, recorded in Vol. 6, Pg. 695 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated March 23, 1998, between Nancy Bunnell Bentley, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 6, Pg. 710 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated March 26, 1998, between David C. Blankenship et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 6, Pg. 713 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated March 27, 1998, between Bess Hal Yakey Murphree, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 6, Pg. 716 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated March 31, 1998, between Reginald Newton Harbison et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 430 ac., m/l, recorded in Vol. 6, Pg. 719 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated April 15, 1998, between May Eskridge Kearny, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 6, Pg. 745 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated April 15, 1998, between Paul Anthony Schumman et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 10 ac., m/l, recorded in Vol. 6, Pg. 742, and amended on March 27, 2001, recorded in Vol. 25, Pg. 126, Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated April 23, 1998, between Billie Jo McCutcheon et vir, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 20 ac., m/l, recorded in Vol. 6, Pg. 757 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated April 24, 1998, between Geraldine D. McGehee, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 80 ac., m/l, recorded in Vol. 6, Pg. 760 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated April 24, 1998, between Ronnie J. Dannelley, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 80 ac., m/l, recorded in Vol. 6, Pg. 763 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated April 27, 1998, between R. K. Wilson, III, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 6, Pg. 766, and amended on April 20, 2001, recorded in Vol. 25, Pg. 589, Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated April 27, 1998, between Mary Eleanor Wilson Small, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 6, Pg. 771, and amended on April 20, 2001, recorded in Vol. 25, Pg. 651, Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated May 6, 1998, between Randolph B. Lee et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 60 ac., m/l, recorded in Vol. 6, Pg. 779, and amended on April 29, 2001, recorded in Vol. 25, Pg. 653, Official Records of Jim Hogg County, TX.

Oil, Gas and Mineral Lease dated May 8, 1998, between Robert L. McFarlin, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 20 ac., m/l, recorded in Vol. 7, Pg. 1 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated May 9, 1998, between Jack Holt et ux, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 20 ac., m/l, recorded in Vol. 7, Pg. 7 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated May 9, 1998, between Lucian L. Morrison, Jr., as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 20 ac., m/l, recorded in Vol. 7, Pg. 4 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated May 19, 1998, between Julia M. Wyatt, Individually and as Independent Executrix of the Est. of Julia G. Groce, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 7, Pg. 19, as amended on April 4, 2001, recorded in Volume 25, Page 221, Official Records of Jim Hogg Co., TX.

Oil and Gas Lease dated May 20, 1998, between B. Naylor Morton, Trustee et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, a Memorandum of which dated July 2, 1998 was recorded in Vol. 7, Pg. 48, as amended on July 17, 1998, recorded in Vol. 7, Pg. 455, Official Records of Jim Hogg Co., TX.

Oil and Gas Lease dated May 20, 1998, between NationsBank, N.A., Trustee et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, a Memorandum of which dated July 2, 1998 was recorded in Vol. 7, Pg. 46, as amended on July 17, 1998, recorded in Vol. 7, Pg. 455, Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated June 3, 1998, between Lorine Toepperwein Uedker et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 10 ac., m/l, recorded in Vol. 7, Pg. 29 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated June 3, 1998, between Wayne Udo Toepperwein et al., as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 10 ac., m/l, recorded in Vol. 7, Pg. 32 of the Official Records of Jim Hogg Co., TX.

Oil and Gas Lease dated July 2, 1998, between Stanley N. Morton, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, a Memorandum of which dated July 2, 1998 was recorded in Vol. 7, Pg. 44, as amended on May 17, 2001, recorded in Vol. 25, Pg. 721, Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated July 14, 1998, between Ella Mae Caldwell Mueller, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 10 ac., m/l, recorded in Vol. 7, Pg. 51 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated July 24, 1998, between James Ector Gammage, Jr., as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 10 ac., m/l, recorded in Vol. 7, Pg. 57 of the Official Records of Jim Hogg Co., TX.

Memorandum of Oil and Gas Lease dated August 14, 1998, between Jamie Michaela Salinas et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 975 ac., m/l, recorded in Vol. 7, Pg. 60 of the Official Records of Jim Hogg Co., TX.

Memorandum of Oil and Gas Lease dated August 14, 1998, between San Marcos Ranch Ltd., as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 975 ac., m/l, recorded in Vol. 7, Pg. 65 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated October 15, 1998, between Margaret D. Spencer Trust, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 7, Pg. 69 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated November 3, 1998, between Houston C. Munson, Jr. et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 7, Pg. 457 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated March 29, 2000, between Jane Thompson Slocomb Sec. 5 TR et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 19, Pg. 636 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated July 11, 2000, between John Charles Garoni, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 10 ac., m/l, recorded in Vol. 21, Pg. 109 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated July 22, 2000, between Emily Johnson Cale, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 10 ac., m/l, recorded in Vol. 20, Pg. 632 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated July 22, 2000, between Patrick M. Johnson, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 10 ac., m/l, recorded in Vol. 21, Pg. 142 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated July 22, 2000, between George Weatherston, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 20 ac., m/l, recorded in Vol. 21, Pg. 145 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated August 12, 2000, between Walter F. Johnston, Jr., as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 20 ac., m/l, recorded in Vol. 21, Pg. 112 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated August 21, 2000, between Wells Fargo Bank, Trustee et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 10 ac., m/l, recorded in Vol. 21, Pg. 682 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated August 24, 2000, between Fred W. Shield and Company, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 20 ac., m/l, recorded in Vol. 21, Pg. 678 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated October 9, 2000, between Jerrell W. Lambert, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 10 ac., m/l, recorded in Vol. 22, Pg. 477 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated December 11, 1997, between Mary A. Markwalter, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering W/2 E/2 SE/4 Sec. 392, Fowler & Rankin's Subdvn. of Palitos Blancos Grant, recorded in Vol. 6, Pg. 647 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated January 20, 1998, between Burton Seely Morwood, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering W/2 E/2 SE/4 Sec. 392, Fowler & Rankin's Subdvn. of Palitos Blancos Grant, recorded in Vol. 6, Pg. 653, as amended on January 12, 2001, recorded in Vol. 23, Pg. 675, Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated January 29, 1998, between The Reynolds Trust et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering W/2 E/2 SE/4 Sec. 392, Fowler & Rankin's Subdvn., Palitos Blancos Grant, recorded in Vol. 6, Pg. 656, as amended on December 21, 2000, recorded in Vol. 23, Pg. 398, Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated December 29, 1997, between Lucy Schneeberg McBride, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering W/2 W/2 SE/4 Sec. 392, Fowler & Rankin's Subdvn., Palitos Blancos Grant, recorded in Vol. 6, Pg. 650, as amended on December 18, 2000, recorded in Vol. 23, Pg. 396, Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated February 4, 1998, between Mildred Schneeberg et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering W/2 W/2 SE/4 Sec. 392, Fowler &

Rankin's Subdvn., Palitos Blancos Grant, recorded in Vol. 6, Pg. 659, as amended on December 11, 2000, recorded in Vol. 23, Pg. 329, Official Records of Jim Hogg Co., TX.

Portero:

Oil and Gas Lease dated January 10, 2001, between Mestena Proven, Ltd. et al, as Lessor, and Mestena, Inc., as Lessee, a Memorandum of which was recorded in Vol. 24, Pg. 280 of the Official Records of Jim Hogg Co., TX, covering 320 ac., m/l, "San Antonio Baluarte" Jose Luis Salinas Grant, A-276, Jim Hogg Co., TX.

South Coyote:

Oil and Gas Lease dated September 26, 2000, by and between Mestena Proven, Ltd. et al, as Lessor, and Mestena, Inc., as Lessee, a Memorandum of which was recorded in Vol. 21, Pg. 470 of the Official Records of Jim Hogg Co., TX, covering 1280.00 ac., m/l, being 1020.93 ac. out of the "San Antonio De Baluarte" Jose Luis Salinas Sy., A-276 and 259.07 acres out of the Jno. Dewees Sy. No. 394, A-97 in Jim Hogg Co., TX.

Hermanas:

Oil and Gas Lease dated January 12, 2001, between the State of TX, acting through its agent, Est. of W. W. Jones II, as Lessor, and Mestena, Inc., as Lessee, recorded in Vol. 23, Pg. 459 & rerecorded in Vol. 24, Pg. 615, Official Records of Jim Hogg Co., TX, covering 172.87 ac., m/l, being all of the Ismael Guerra Sy. 910, A-144, Jim Hogg Co., TX.

Hot Wells (C&P Acquisition):

Oil and Gas Lease dated June 11, 1984, between Mestena Oil & Gas Company, as Lessor, and CPC Exploration, Inc., as Lessee, as recorded in Vol. 104, Pg. 82 and amended & recorded in Vol. 118, Pg. 369 and Vol. 118, Pg. 385, Oil and Gas Lease Records of Jim Hogg Co., TX, INSOFAR & ONLY INSOFAR AS said lease covers 640 ac., m/l, being the 320-ac. Cox & Perkins Hot Wells No. 1 Gas Unit and the 320-ac. Cox & Perkins Hot Wells No. 2 Gas Unit as further described in Exhibits "B" & "C," respectively, to Partial Release of Oil and Gas Lease and Designation of Units recorded in Vol. 124, Pg. 129, Oil and Gas Lease Records of Jim Hogg Co., TX.

Pump Jack (C&P Acquisition):

Oil and Gas Lease dated June 11, 1984, between Mestena Oil & Gas Company, as Lessor, and CPC Exploration, Inc., as Lessee, as recorded in Vol. 104, Pg. 89 and amended & recorded in Vol. 115, Pg. 76 and Vol. 115, Pg. 63, Oil and Gas Lease Records of Jim Hogg Co., TX, INSOFAR & ONLY INSOFAR AS said lease covers
319.96 ac., m/l, being the Cox & Perkins Pump Jack No. 1 Gas Unit, described in Exhibit "B" to Partial Release of Oil and Gas Lease and Designation of Unit recorded in Vol. 124, Pg. 152, Oil and Gas Lease Records of Jim Hogg Co., TX.

Llano (C&P Acquisition):

Oil and Gas Lease dated September 9, 1985, between Mestena Oil & Gas Company, as Lessor, and Alta Vista Exploration, Inc., as Lessee, as recorded in Vol. 111, Pg. 40, Oil and Gas Lease Records of Jim Hogg Co., TX, covering 318.79 ac., m/l, out of the "Palo Blanco" Grant, Antonio Pena Sy., A-246, Jim Hogg Co., TX.

Jaboncillo:

Oil and Gas Lease dated December 29, 1976, between Mestena Oil & Gas Company, as Lessor, to C&K Petroleum, Inc., as Lessee, recorded in Vol. 73, Pg. 45, Oil and Gas Lease Records of Jim Hogg Co., TX, INSOFAR & ONLY INSOFAR AS said lease covers lands and depths earned with the Mestena Operating - Jaboncillo No. 1 Well drilled under that certain Farmout Agreement dated November 30, 2001, by and between Cody Texas, L.P., as Farmor, and Mestena Operating, Ltd., as Farmee.

Leoncito:

Oil and Gas Lease dated August 3, 1989, by & between Mestena Oil & Gas Company, as Lessor, and The California Company, as Lessee, a Memorandum of which was recorded in Vol. 130, Pg. 193 of the Oil and Gas Lease Records of Brooks Co., TX, as amended by Agreement to Amend Land Description of Oil and Gas Lease dated September 11, 1990 and recorded in Vol. 133, Pg. 39 of the Oil and Gas Lease Records of Brooks Co., TX, and as amended by Partial Release of Oil and Gas Lease dated March 5, 1992 and recorded in Vol. 135, Pg. 723 of the Oil and Gas Lease Records of Brooks Co., TX, and as amended by Agreement to Amend Land Description of Oil and Gas Lease dated March 7, 1994 and recorded in Vol. 141, Pg. 571 of the Oil and Gas Lease Records of Brooks Co., TX, INSOFAR & ONLY INSOFAR AS said Lease covers the 160-ac. tract around the Leoncito No. 19 Gas Unit in the "Las Mestenas Y Gonzalena" Rafael Garcia Salinas Sy., A-480, Brooks Co., TX.

Libre:

Oil and Gas Lease dated December 7, 2000, between Eshleman Ranches et al, as Lessor, and Mestena, Inc., as Lessee, a Memorandum of which was recorded in Volume 23, Page 213, of the Official Records of Jim Hogg County, Texas, as amended and recorded in Volume 25, Page 100 and Volume 26, Page 259 of the Official Records of Jim Hogg County, Texas, covering 1920 acres out of the 8,711.35-acre "Morgan Tract" in the Palo Blanco Grant originally granted to Francisco Pena, A-247 and Antonio Pena, A-246, INSOFAR AND ONLY INSOFAR as the lease covers the following:

320-acre Mestena-Libre No. 1 Gas Unit, recorded in Volume 34, Page 164 of the Official Records of Jim Hogg County, Texas, limited to the interval from the surface down to 10,538 feet.

320-acre Mestena-Libre No. 2 Gas Unit, recorded in Volume 34, Page 170 of the Official Records of Jim Hogg County, Texas, limited to the interval from the surface down to 10,552 feet.

320-acre Mestena-Libre No. 3 Gas Unit, recorded in Volume 34, Page 176 of the Official Records of Jim Hogg County, Texas, limited to the interval from the surface down to 10,648 feet.

320-acre Mestena-Libre No. 4 Gas Unit, recorded in Volume 34, Page 181 of the Official Records of Jim Hogg County, Texas, limited to the interval from the surface down to 10,524 feet.

320-acre Mestena-Libre No. 6 Gas Unit, recorded in Volume 34, Page 186 of the Official Records of Jim Hogg County, Texas, limited to the interval from the surface down to 10,560 feet.

320-acre Mestena-Libre No. 11 Gas Unit, recorded in Volume 34, Page 191 of the Official Records of Jim Hogg County, Texas, limited to the interval from the surface down to 10,546 feet.

Llano:

Oil and Gas Lease dated May 3, 2001, by and between Mestena Proven, Ltd. et al, as Lessor, and Mestena, Inc., as Lessee, a Memorandum of which was recorded in Volume 25, Page 591 of the Official Records of Jim Hogg Co., TX, as amended by that certain Partial Release of Oil and Gas Lease dated February 18, 2002 and recorded in Volume 32, Page 518 of the Official Records of Jim Hogg Co., TX, covering 320 acres, m/l, out of the Palo Blanco Antonio Pena Survey, A-246 in Jim Hogg Co., TX.

Mesquite Creek:

Oil and Gas Lease dated January 18, 2002, by and between Mestena Proven, Ltd. et al, as Lessor, and Mestena Operating, Ltd., as Lessee, a Memorandum of which was recorded in Volume 31, Page 5 of the Official Records of Jim Hogg Co., TX, covering 160 acres, m/l, out of the Palo Blanco Grant, Francisco Pena Survey, A-247 in Jim Hogg Co., TX.

Palitos Blancos:

Oil and Gas Lease dated July 3, 2002, between Mestena Proven, Ltd., as Lessor and Mestena Operating, Ltd., as Lessee, a Memorandum of which was recorded in Volume 33, Page 741 of the Official Records of Jim Hogg Co., TX, covering 320 acres out of Block 10 of the Fowler and Rankin Subdivision as shown on a Map recorded in Volume 26, Page 350 of the Deed Records of Jim Hogg Co., TX, and situated in the "Palitos Blancos" Rafael G. Sais Survey, A-274, Jim Hogg Co., TX.

Borregos:

Pursuant to Section 6.3(i), Buyer will provide Seller with a description of the Borregos Lease no later than five (5) days prior to the Objection Date.

                                    Exhibit B

                                      Wells

CEPRES LEASE                          WI             NRI       Allocated Value
-------------                         --             ---       ---------------
CEPRES #2                          0.666668       0.500001          $1,300,000

GUILITA LEASE                         WI             NRI       Allocated Value
--------------                        --             ---       ---------------
GUILITA # 1                        0.666668       0.500001            $275,000
GUILITA # 2                        0.666668       0.500001          $1,900,000
GUILITA # 3                        0.666668       0.500001            $875,000
GUILITA # 4                        0.666668       0.500001          $4,450,000
GUILITA # 5                        0.666668       0.500001          $1,600,000
GUILITA # 6                        0.666668       0.500001            $700,000
GUILITA # 7                        0.666668       0.500001            $115,000
GUILITA # 9                        0.666667       0.500000             $50,000

PORTERO LEASE                         WI             NRI       Allocated Value
--------------                        --             ---       ---------------
PORTERO #1                         0.666666       0.500001          $2,350,000

SOUTH COYOTE LEASE                    WI             NRI       Allocated Value
-------------------                   --             ---       ---------------
SOUTH COYOTE #1                    0.666668       0.500001            $900,000
SOUTH COYOTE #2                    0.666668       0.500001          $1,000,000
SOUTH COYOTE #3                    0.666668       0.500001          $1,325,000
SOUTH COYOTE #4                    0.666668       0.500001            $700,000
SOUTH COYOTE #6                    0.666667       0.500000          $1,450,000
SOUTH COYOTE #7                    0.666667       0.500000          $1,250,000

HERMANAS LEASE                        WI             NRI       Allocated Value
---------------                       --             ---       ---------------
HERMANAS- STATE #1                 0.750000       0.562500          $1,350,000

HOT WELLS LEASE                       WI             NRI       Allocated Value
---------------                       --             ---       ---------------
HOT WELLS #1                       0.525000       0.367501            $140,000
HOT WELLS #2                       0.525000       0.367501             $50,000

PUMP JACK LEASE                       WI             NRI       Allocated Value
----------------                      --             ---       ---------------
PUMP JACK #1                       0.525000       0.367501             $50,000

LLANO (C&P) LEASE                     WI             NRI       Allocated Value
------------------                    --             ---       ---------------
LLANO #1                           0.410417       0.287292             $75,000

LLANO LEASE                           WI             NRI       Allocated Value
------------                          --             ---       ---------------
LLANO #1                           0.750000       0.562500            $125,000

JABONCILLO LEASE                      WI             NRI       Allocated Value
-----------------                     --             ---       ---------------
JABONCILLO #1                      0.525528       0.394146          $1,300,000

LEONCITO LEASE                        WI             NRI       Allocated Value
---------------                       --             ---       ---------------
LEONCITO #19                       0.666667       0.500000                  $0

LIBRE LEASE                           WI             NRI       Allocated Value
------------                          --             ---       ---------------
LIBRE # 1                          0.750000       0.562500          $2,900,000
LIBRE # 2                          0.750000       0.562500          $3,300,000
LIBRE # 4                          0.750000       0.562500          $3,600,000
LIBRE # 6                          0.750000       0.562500          $2,450,000
LIBRE # 8                          0.750000       0.562500          $1,500,000
LIBRE # 9                          0.750000       0.526500          $4,450,000
LIBRE # 10                         0.750000       0.562500          $2,700,000
LIBRE # 11                         0.750000       0.562500          $1,900,000
LIBRE # 12                         0.750000       0.562500          $2,700,000

MESQUITE CREEK  LEASE                 WI             NRI       Allocated Value
----------------------                --             ---       ---------------
MESQUITE CREEK #1                  0.750000       0.562500             $80,000

PALITOS BLANCOS LEASE                 WI             NRI       Allocated Value
----------------------                --             ---       ---------------
PALITOS BLANCOS #1                 0.475000       0.340417             $50,000

BORREGOS LEASE                        WI           NRI #1    NRI #21   Allocated Value
--------------                        --           ------    -------   ---------------
CHARCO NUEVO #1           BPO      0.475000       0.340417   0.328542         $450,000
                         APO2      0.356250       0.255313   0.246406
HORSE TRAP #1             BPO      0.475000       0.340417   0.328542         $250,000
                         APO2      0.356250       0.255313   0.246406
HUISACHE #1               BPO      0.475000       0.340417   0.328542         $200,000
                         APO2      0.356250       0.255313   0.246406
PALOMAS RANCH #1          BPO      0.475000       0.364167                    $140,000
                         APO2      0.356250       0.273125

TOTAL                                                                      $50,000,000
-----

----------
(1) NRI #2 reflects the automatic increase in royalty reserved under the Jones Est. lease (from twenty-five percent (25%) to twenty-seven-and-a-half percent (27.5%) upon expiration of twelve (12) months after its production from depths above eight thousand (8,000) feet and twenty-four (24) months from first production from a well producing solely from depths below eight thousand (8,000) feet.

(2) Payout occurs the first day of the month following the date on which Buyer recovers one hundred percent (100%) of its Borregos Lease costs (3D, leases, wells, etc.), less and except any dry holes and/or uneconomic wells and all ancillary or related costs associated therewith (e.g., land, lease and all other costs allocable to such Wells). Other than the payout referenced above, which is further described in Schedule 2.13, there are no other back-in interests associated with this Lease, as referenced in that certain Letter Agreement dated October 6, 2004 by and between Contango Oil & Gas Company and Juneau Exploration, LLC.

                                    Exhibit C

                           Wire Transfer Instructions

Guaranty Bank, FSB
ABA No. 314-970-664
For Credit to: Contango STEP, LP
Account No. 4990004345

                                    Exhibit D

                       Form of Assignment and Bill of Sale

                           ASSIGNMENT AND BILL OF SALE

STATE OF TEXAS                         ss.

                                       ss.

COUNTY OF __________                   ss.

      This Assignment and Bill of Sale (the "Assignment"), effective as of 7:00 a.m. Central Time on July 1, 2004, the (the "Effective Time"), is made by Contango STEP, L.P., a Texas limited Partnership (the "Assignor"), whose address is 7600 West Tidwell, Suite 103, Houston, Texas 77040, to Edge Petroleum exploration company, a Delaware corporation (the "Assignee"), whose address is 1301 Travis Street, Suite 2000, Houston, TX 77002.

      NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by Assignor, Assignor has granted, sold, bargained, transferred, conveyed, set over and assigned, and by these presents does hereby grant, bargain, sell, transfer, convey, set over, assign, and deliver unto Assignee, its successors and assigns, the following properties, assets, rights, and obligations:

      (a) All of Assignor's right, title and interest in the oil and gas leases described in Exhibit A (each a "Lease" and sometimes, collectively, the "Leases");

      (b) All of Assignor's right, title and interest in all oil and/or gas wells, whether producing, operating, shut-in or temporarily abandoned, located on the lands covered by the Leases or pooled therewith, including, without limitation, those described in Exhibit B (each a "Well" and sometimes, collectively, the "Wells");

      (c) All of Assignor's right, title and interest in all equipment, fixtures, machinery, tanks, pipelines, gathering lines, flow lines, saltwater and other disposal wells, and other appurtenances and all other personal property located on the lands covered by the Leases or pooled therewith and used in connection with the ownership or operation thereof and the production of oil and/or gas therefrom (collectively, the "Equipment");

      (d) All of Assignor's right, title and interest in all contracts, agreements, leases and title instruments attributable to and affecting, only to the extent attributable to and affecting, the Leases, Wells and Equipment, including all hydrocarbon sales, purchase, gathering, transportation, treating, storage, compression, marketing, exchange, processing and fractionating contracts, and joint operating agreements (each a "Contract" and, collectively, the "Contracts"); and

      (e) To the extent assignable without payment of fees or charges, any seismic data (and proceeds from the sale thereof), together with any related data, studies, compilations, reserve reports, engineering data or other information, covering the Leases or surrounding lands, other than the Excluded Seismic Rights (as defined in Section 1.2 of that certain Asset Purchase Agreement by and among Assignor, Assignor's Parent Contango Oil & Gas Company, Assignee and Assignee's Parent Edge Petroleum Corporation, dated as of October 7, 2004 (the "Agreement")).

(all of which is herein called the "Interests").

      TO HAVE AND TO HOLD the Interests unto Assignee, its successors and assigns, forever.

      This Assignment is made and accepted subject to the following:

      1. THIS  ASSIGNMENT OF THE  INTERESTS IS MADE AND ACCEPTED  SUBJECT TO ALL
ROYALTIES,   OVERRIDING  ROYALTIES,   BURDENS  AND  ENCUMBRANCES  AFFECTING  THE
INTERESTS.

      2. Assignor hereby binds itself and its successors and assigns to warrant and forever defend all and singular the interests unto ASSIGNEE, its successors and assigns, against every person whomsoever, lawfully claiming or to claim the same, or any part thereof, by, through and under Assignor, but not otherwise.

      3. TO THE EXTENT REQUIRED TO BE OPERATIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS ASSIGNMENT ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW, RULE OR ORDER. ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES AS TO PERSONAL PROPERTY AND FIXTURES (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, AND (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS. ASSIGNEE EXPRESSLY AGREES THAT SUCH PERSONAL PROPERTY WILL BE ACCEPTED "AS IS, WHERE IS, AND WITH ALL FAULTS," AND IN ITS PRESENT CONDITION AND STATE OF REPAIR, ASSIGNOR DISCLAIMS AND MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE INTERESTS, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE QUALIFY, QUANTITY OR VOLUME OF THE RESERVES, IF ANY, OF OIL, GAS OR OTHER HYDROCARBONS IN OR UNDER THE LEASES, OR THE ENVIRONMENTAL CONDITION OF THE INTERESTS. ASSIGNEE HAS INSPECTED THE INTERESTS FOR ALL PURPOSES AND HAS SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE.

      4. Assignor hereby gives and grants to Assignee, its successors and assigns, to the extent so transferable, full power and right of substitution and subrogation in and to all covenants and warranties by others heretofore given or made in respect to the Interests or any part thereof.

      5. This Assignment is made subject to the terms and provisions of the Agreement. Terms used herein and in Exhibit A and Exhibit B shall have the same definitions as in said Agreement. In the event of a conflict between the terms and conditions of the Agreement and this Assignment, the Agreement shall govern and control.

      6. The Interests herein assigned are subject to all the terms and provisions of the Leases, to their proportionate share of all overriding royalty interests, lessor's royalties, net profits interests, carried interests, reversionary interests and other interests, encumbrances, and burdens on the production therefrom to the extent they are in existence and burden the Interests as of the Effective Time; to all covenants, conditions, obligations, and conditions in instruments and assignments in the chain of title to the Leases; and to all other encumbrances affecting the Interests in existence on the Effective Time. Assignee hereby assumes and agrees to pay, perform and discharge its proportionate share of all obligations under the Leases and the agreements relating to the Leases herein assigned. The references herein to obligations and encumbrances shall not be deemed to ratify or create any rights in third parties.

      7. Reference is here made to the land descriptions contained in the documents of title recorded as described in Exhibit A. To the extent that any land descriptions in Exhibit A are incorrect or not legally sufficient, the land descriptions contained in the documents so recorded are incorporated by this reference.

      8. ASSIGNEE SHALL ASSUME ALL OF ASSIGNOR'S PLUGGING, REPLUGGING, ABANDONMENT, REMOVAL, DISPOSAL AND RESTORATION OBLIGATIONS ASSOCIATED WITH THE INTERESTS, INCLUDING, BUT NOT LIMITED TO, (I) ALL NECESSARY AND PROPER PLUGGING, REPLUGGING, ABANDONMENT, REMOVAL AND DISPOSAL OF THE WELLS, STRUCTURES, AND EQUIPMENT LOCATED ON OR COMPRISING A PART OF THE INTERESTS, (II) THE NECESSARY AND PROPER CAPPING AND BURYING ALL ASSOCIATED FLOW LINES, (III) THE PROPER ABANDONMENT AND RESTORATION OF ALL OIL AND GAS LEASEHOLD, FEE, AND OTHER PROPERTY COMPRISING A PART OF THE INTERESTS, BOTH SURFACE AND SUBSURFACE, AS MAY BE REQUIRED BY APPLICABLE LAWS, REGULATIONS, OR CONTRACT, AND (IV) ANY NECESSARY DISPOSAL OF NATURALLY OCCURRING RADIOACTIVE MATERIAL (NORM). ASSIGNEE SHALL BE RESPONSIBLE FOR THE PLUGGING AND ABANDONMENT OF ANY WELLS DRILLED AND THE REMOVAL OF ANY STRUCTURES PLACED ON THE INTERESTS BEFORE OR AFTER THE EFFECTIVE TIME. ALL PLUGGING, REPLUGGING, ABANDONMENT, REMOVAL, DISPOSAL, AND RESTORATION OPERATIONS SHALL BE IN COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS AND BE PERFORMED IN A GOOD AND WORKMANLIKE MANNER. ASSIGNEE SHALL INDEMNIFY AND HOLD ASSIGNOR HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITY, DEMANDS, AND CAUSES OF ACTION NOW OR HEREAFTER EXISTING FOR THE PLUGGING, REPLUGGING, ABANDONMENT, REMOVAL, DISPOSAL AND RESTORATION OF THE INTERESTS HEREIN ASSIGNED. ALL ASSUMPTIONS OF LIABILITY BY ASSIGNEE AND INDEMNIFICATIONS PROVIDED FOR IN THIS AGREEMENT SHALL APPLY AND BE BINDING UPON ASSIGNEE (WITH THE EXCEPTION OF ANY RETAINED REMEDIATION

OBLIGATIONS, AS DEFINED IN THE AGREEMENT). NOTWITHSTANDING THAT THE APPLICABLE LIABILITY OR OBLIGATION ARISES OUT OF THE SOLE OR CONCURRENT LIABILITY OF ASSIGNOR, THE STRICT LIABILITY OF ASSIGNOR OR THE CONDITION OF THE PREMISES OF THE INTERESTS.

      9. Assignee shall comply with all current and subsequently amended laws, ordinances, rules, and regulations applicable to the Interests and shall promptly obtain and maintain all permits and bonds required by governmental authorities in connection with the Interests and Assignee's ownership and operation thereof.

      10. This Assignment and all of the terms, provisions, covenants, indemnities, obligations, and conditions herein contained shall be binding upon and inure to the benefit of and be enforceable by the Assignor, Assignee and their respective successors, legal representatives, and assigns.

      EXECUTED on this _____ day of __________ 200_, but effective for all purposes as of the Effective Time.

                                        ASSIGNOR:

                                        CONTANGO STEP, L.P., a Texas limited
                                        partnership

                                        By: CONTANGO STEP I, INC., a Delaware
                                        corporation,  its sole general partner

                                        By:
                                            ------------------------------------
                                            Kenneth R. Peak,
                                            Chairman and Chief Executive Officer

                                        ASSIGNEE:

                                        EDGE PETROLEUM EXPLORATION COMPANY
                                        a Delaware corporation

                                        By:
                                            ------------------------------------
                                            C.W. MacLeod
                                            Sr. Vice President
                                            Business Development & Planning

                                 ACKNOWLEDGMENT

STATE OF TEXAS                          ss.

                                        ss.

COUNTY OF HARRIS                        ss.

      This instrument was acknowledged before me on the _____ day of __________ 200_, by Kenneth R. Peak, Chairman and Chief Executive Officer of Contango STEP I, Inc., a Delaware corporation and general partner of Contango STEP, L.P., a Texas limited partnership, on behalf of said limited partnership.

My Commission Expires:

_________________________________              _________________________________
                                               Notary Public, State of Texas

                                 ACKNOWLEDGMENT

STATE OF TEXAS                          ss.

                                        ss.

COUNTY OF HARRIS                        ss.

      This instrument was acknowledged before me on the _____ day of __________ 200_, by C.W. MacLeod, Sr. Vice President Business Development & Planning, of Edge Petroleum Exploration Company, a Delaware corporation, on behalf of said corporation.

My Commission Expires:

_________________________________              _________________________________
                                               Notary Public, State of Texas